The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state or jurisdiction where the offer or sale is not permitted.
 Filed Pursuant to Rule 424(b)(3)
 Registration No. 333- 261639
SUBJECT TO COMPLETION
PRELIMINARY PROSPECTUS SUPPLEMENT DATED MAY 17, 2023
PROSPECTUS SUPPLEMENT
(To Prospectus dated December 14, 2021)
$
LYB International Finance III, LLC
$    % Guaranteed Notes due 20
Fully and Unconditionally Guaranteed by
LyondellBasell Industries N.V.
LYB International Finance III, LLC, a Delaware limited liability company and a wholly owned subsidiary of LyondellBasell Industries N.V., is offering $      of its    % guaranteed notes due 20    (the “notes”). Interest on the notes will accrue from           , 2023 and will be payable semi-annually on           and           of each year, commencing           , 2023. The notes will mature on           , 20  .
Payment of the principal, premium (if any), interest and any other amounts due on the notes is fully and unconditionally guaranteed by LyondellBasell Industries N.V.
The notes and the guarantees will be the senior unsecured obligations of LYB International Finance III, LLC and LyondellBasell Industries N.V., respectively. The notes and the guarantees will rank (i) equally with all of the other existing and future senior unsecured indebtedness of LYB International Finance III, LLC and LyondellBasell Industries N.V., respectively, (ii) senior in right of payment to any future indebtedness of LYB International Finance III, LLC and LyondellBasell Industries, N.V. that is expressly subordinated to the notes and the guarantees, as applicable, and (iii) effectively subordinated to any future secured indebtedness of LYB International Finance III, LLC and LyondellBasell Industries, N.V., respectively, to the extent of the value of the collateral securing such indebtedness. In addition, the notes and the guarantees will be structurally subordinated to all existing and future liabilities of the subsidiaries of LYB International Finance III, LLC and LyondellBasell Industries, N.V. (other than LYB International Finance III, LLC). The indenture (as defined herein) that will govern the notes will not restrict the ability of LYB International Finance III, LLC or LyondellBasell Industries N.V., or their respective subsidiaries, to incur additional senior unsecured indebtedness.
LYB International Finance III, LLC may redeem the notes at any time and from time to time prior to maturity, in whole or in part, at the applicable redemption prices described in “Description of the Notes — Optional Redemption” in this prospectus supplement. In addition, LYB International Finance III, LLC may redeem the notes, in whole but not in part, at any time at 100% of their principal amount upon the occurrence of certain tax events described in “Description of the Notes — Redemption for Changes in Taxes” in this prospectus supplement. If a change of control triggering event as described in “Description of the Notes — Change of Control Offer” in this prospectus supplement occurs, LYB International Finance III, LLC may be required to offer to purchase the notes from holders.
Investing in the notes involves risks. You should carefully read the entire accompanying prospectus and this prospectus supplement and the documents incorporated by reference herein and therein, including the section entitled “Risk Factors,” which begins on page S-6 of this prospectus supplement.
	Per Note	Total
Public Offering Price(1)	%	$
Underwriting discount	%	$
Proceeds to us, before expenses(1)	%	$

(1)
Plus accrued interest from                 , 2023 if delivery of the notes occurs after that date.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
This series of notes is a new issue of debt securities with no established trading market. We do not intend to list the notes on any securities exchange.
The underwriters expect to deliver the notes to investors on or about           , 2023 in book-entry form only through the facilities of The Depository Trust Company and its participants, including Clearstream Banking, S.A. and Euroclear Bank SA/NV.
Joint Book-Running Managers
ING	Morgan Stanley
The date of this prospectus supplement is           , 2023.

PROSPECTUS SUPPLEMENT
PROSPECTUS
We have not, and the underwriters have not, authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. Neither we nor the underwriters take any responsibility for, and none of us can provide any assurance as to the reliability of, any other information that others may give you. This prospectus supplement and the accompanying prospectus is not an offer to sell, nor is it an offer to buy, these securities in any state or jurisdiction where the offer or sale is not permitted. The information in this prospectus supplement and the accompanying prospectus is complete and accurate as of the date on the front cover of this prospectus supplement, but our business, financial condition or results of operations may have changed since that date.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of notes. The second part is the accompanying prospectus, which gives more general information, some of which may not apply to this offering of notes. This prospectus supplement may add to, update or change the information in the accompanying prospectus. If information in this prospectus supplement is inconsistent with information in the accompanying prospectus, this prospectus supplement will apply and will supersede that information in the accompanying prospectus.
This prospectus supplement and the accompanying prospectus relate to part of a registration statement that we filed with the Securities and Exchange Commission (“SEC”) using a shelf registration process. Both this prospectus supplement and the accompanying prospectus include or incorporate by reference important information about us and other information you should know before investing in the notes. You should read both this prospectus supplement and the accompanying prospectus as well as additional information described under “Where You Can Find More Information” in this prospectus supplement before making an investment decision.
This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus supplement or an offer to sell or the solicitation of any offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus supplement and the accompanying prospectus, the documents incorporated by reference and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.
Unless otherwise indicated or unless the context requires otherwise, in this prospectus supplement the terms “we,” “our” and “us” refer to LyondellBasell Industries N.V. (“LyondellBasell”) and its consolidated subsidiaries, including LYB International Finance B.V. (“LYB International Finance”), LYB International Finance II, B.V. (“LYB International Finance II”), and LYB International Finance III, LLC (“LYB International Finance III”). LYB International Finance III is the issuer of the notes and LyondellBasell is fully and unconditionally guaranteeing the payment of the principal, premium (if any), interest and any other amounts due on the notes.

S-ii

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement and the accompanying prospectus contain and incorporate by reference “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). You can identify our forward-looking statements by the words “anticipate,” “estimate,” “believe,” “continue,” “could,” “intend,” “may,” “plan,” “potential,” “predict,” “should,” “will,” “expect,” “objective,” “projection,” “forecast,” “goal,” “guidance,” “outlook,” “effort,” “target” and similar expressions.
We based forward-looking statements on our current expectations, estimates and projections of our business and the industries in which we operate. We caution you that these statements are not guarantees of future performance. They involve assumptions about future events that, while made in good faith, may prove to be incorrect and involve risks and uncertainties we cannot predict. Our actual outcomes and results may differ materially from what we have expressed or forecast in the forward-looking statements. Any differences could result from a variety of factors, including the following:
•
the cost of raw materials represents a substantial portion of our operating expenses and energy costs generally follow price trends of crude oil, natural gas liquids and/or natural gas; price volatility can significantly affect our results of operations and we may be unable to pass raw material and energy cost increases on to our customers due to the significant competition that we face, the commodity nature of our products and the time required to implement pricing changes;

•
our operations in the United States (“U.S.”) have benefited from low-cost natural gas and natural gas liquids; decreased availability of these materials (for example, from their export or regulations impacting hydraulic fracturing in the U.S.) could reduce the current benefits we receive;

•
if crude oil prices are low relative to U.S. natural gas prices, we could see less benefit from low-cost natural gas and natural gas liquids and it could have a negative effect on our results of operations;

•
industry production capacities and operating rates may lead to periods of oversupply and low profitability;

•
we may face unplanned operating interruptions (including leaks, explosions, fires, weather-related incidents, mechanical failures, unscheduled downtime, supplier disruptions, labor shortages, strikes, work stoppages or other labor difficulties, transportation interruptions, spills and releases and other environmental incidents) at any of our facilities, which would negatively impact our operating results;

•
changes in general economic, business, political and regulatory conditions in the countries or regions in which we operate could increase our costs, restrict our operations and reduce our operating results;

•
our ability to execute our organic growth plans may be negatively affected by our ability to complete projects on time and on budget;

•
our ability to acquire or dispose of product lines or businesses could disrupt our business and harm our financial condition;

•
uncertainties associated with worldwide economies could create reductions in demand and pricing, as well as increased counterparty risks, which could reduce liquidity or cause financial losses resulting from counterparty default;

•
uncertainties related to the extent of the COVID-19 pandemic due to local or regional spread of the virus;

•
the negative outcome of any legal, tax and environmental proceedings or changes in laws or regulations regarding legal, tax and environmental matters may increase our costs, reduce demand for our products, or otherwise limit our ability to achieve savings under current regulations;

•
any loss or non-renewal of favorable tax treatment under tax agreements or tax treaties, or changes in tax laws, regulations or treaties, may substantially increase our tax liabilities;

S-iii

•
we may be required to reduce production or idle certain facilities because of the cyclical and volatile nature of the supply-demand balance in the chemical and refining industries, which would negatively affect our operating results;

•
we rely on continuing technological innovation, and an inability to protect our technology, or others’ technological developments, could negatively impact our competitive position;

•
we have significant international operations, and fluctuations in exchange rates, valuations of currencies and our possible inability to access cash from operations in certain jurisdictions on a tax-efficient basis, if at all, could negatively affect our liquidity and our results of operations;

•
we are subject to the risks of doing business at a global level, including wars, terrorist activities, political and economic instability and disruptions and changes in governmental policies, which could cause increased expenses, decreased demand or prices for our products and/or disruptions in operations, all of which could reduce our operating results;

•
if we are unable to achieve our emission reduction, circularity, or other sustainability targets, it could result in reputational harm, changing investor sentiment regarding investment in our stock or a negative impact on our access to and cost of capital;

•
if we are unable to comply with the terms of our credit facilities, indebtedness and other financing arrangements, those obligations could be accelerated, which we may not be able to repay;

•
if we cannot find Eligible Green Projects (as defined in “Use of Proceeds”), the search takes longer than expected, or such projects do not produce the currently anticipated results; and

•
we may be unable to incur additional indebtedness or obtain financing on terms that we deem acceptable, including for refinancing of our current obligations; higher interest rates and costs of financing would increase our expenses.

Other known material factors, risks, and uncertainties that could cause actual results to differ materially from those in the forward-looking statements are identified and discussed under the heading “Risk Factors” in this prospectus supplement and “Part I — Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2022, which is incorporated herein by reference, and any risk factors included or described in our other periodic reports and in other information that we may file with the SEC from time to time and which are incorporated by reference into this prospectus supplement. Other factors, risks or uncertainties of which management is not aware, or presently deems immaterial, could also cause actual results to differ materially from those in the forward-looking statements.
Any of these factors, or a combination of these factors, could materially affect our future results of operations and the ultimate accuracy of the forward-looking statements. Our management cautions against putting undue reliance on forward-looking statements or projecting any future results based on such statements or present or prior earnings levels.
All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section and any other cautionary statements that may accompany such forward-looking statements. Except as otherwise required by applicable law, we disclaim any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this prospectus supplement.

S-iv

WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC a registration statement on Form S-3 regarding the securities we or our selling securityholders may offer from time to time. This prospectus supplement does not contain all of the information found in the registration statement. For further information regarding LyondellBasell, LYB International Finance III and the securities offered by this prospectus supplement, you should review the entire registration statement, including its exhibits, schedules and any post-effective amendment thereto, filed under the Securities Act. The registration statement of which this prospectus supplement forms a part, including its exhibits, schedules and any post-effective amendment thereto, can be downloaded from the SEC’s website at http://www.sec.gov.
The SEC allows us to “incorporate by reference” the information we have filed with the SEC. This means that we can disclose important information to you without actually including the specific information in this prospectus supplement by referring you to other documents previously filed with the SEC. The information incorporated by reference is an important part of this prospectus supplement. We incorporate by reference in this prospectus supplement the following documents that LyondellBasell has previously filed with the SEC and any subsequent filings made by LyondellBasell with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding information deemed to be furnished and not filed with the SEC) prior to the completion of the offering:
•
Annual Report on Form 10-K for the fiscal year ended December 31, 2022, as filed with the SEC on February 23, 2023;

•
Definitive Proxy Statement on Schedule 14A, as filed with the SEC on April 7, 2023 (to the extent incorporated by reference in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022);

•
Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, as filed with the SEC on April 28, 2023; and

•
Current Report on Form 8-K, as filed with the SEC on May 12, 2023.

You may request a copy of any document incorporated by reference in this prospectus supplement and any exhibit specifically incorporated by reference in those documents, at no cost, by writing or telephoning us at the following address or phone number and may view the documents by accessing our website at www.lyb.com:
LyondellBasell Industries N.V.
4th Floor, One Vine Street
London, W1J 0AH
United Kingdom
Attn: Corporate Secretary
+44 (0) 207 220 2600
Other than the documents expressly incorporated herein by reference, the information on or accessible through our website is not incorporated by reference into this prospectus supplement and does not constitute a part of this prospectus supplement.

S-v

SUMMARY
This summary highlights selected information contained elsewhere in this prospectus supplement and the accompanying prospectus or incorporated by reference herein or therein. This summary does not contain all of the information you should consider before investing in the notes. You should read this entire prospectus supplement and the accompanying prospectus carefully, especially the risks of investing in the notes discussed under “Risk Factors” in this prospectus supplement and the consolidated financial statements and notes to those consolidated financial statements incorporated by reference in this prospectus supplement, before making an investment decision.
LyondellBasell Industries N.V.
LyondellBasell is a global, independent chemical public company with limited liability (naamloze vennootschap) incorporated under Dutch law by deed of incorporation dated October 15, 2009.
We are a leader in the global chemical industry creating solutions for everyday sustainable living. Through advanced technology and focused investments, we are enabling a circular and low carbon economy. Across all we do, we aim to unlock value for our customers, investors and society. As one of the world’s largest producers of polymers and a leader in polyolefin technologies, we develop, manufacture and market high-quality and innovative products for applications ranging from sustainable transportation and food safety to clean water and quality healthcare.
The executive offices of LyondellBasell are located at 4th Floor, One Vine Street, London, W1J 0AH, United Kingdom. LyondellBasell’s telephone number at that office is +44 (0) 207 220 2600, and its website is www.lyb.com. Other than the documents expressly incorporated herein by reference, the information on or accessible through our website is not incorporated by reference into this prospectus supplement and does not constitute a part of this prospectus supplement.
LYB International Finance III, LLC
LYB International Finance III was formed as a limited liability company under the laws of the State of Delaware on December 28, 2016 and is a wholly owned subsidiary of LyondellBasell Finance Company, a corporation that was formed under the laws of Delaware. LyondellBasell Finance Company is a wholly owned subsidiary of LyondellBasell. LYB International Finance III is a financing vehicle for LyondellBasell and its consolidated subsidiaries. LYB International Finance III has no independent operations, other than issuing debt, hedging such debt when appropriate, and on-lending funds raised from such issuances to LyondellBasell and its consolidated subsidiaries and activities related thereto. LYB International Finance III will lend substantially all proceeds of its borrowings to LyondellBasell and its consolidated subsidiaries. LyondellBasell will fully and unconditionally guarantee the notes issued by LYB International Finance III as to payment of principal, premium (if any), interest and any other amounts due thereon.

The Offering
The summary below describes the principal terms of the notes. Certain of the terms described below are subject to important limitations and exceptions. The “Description of the Notes” section of this prospectus supplement and the “Description of Debt Securities” and “Description of Guarantees” sections of the accompanying prospectus contain a more detailed description of the terms of the notes and the guarantees.
Issuer	LYB International Finance III, LLC.
Parent Guarantor	LyondellBasell Industries N.V.
Securities Offered	We are offering $ aggregate principal amount of % Guaranteed Notes due 20 .
Guarantee	The notes will be fully and unconditionally guaranteed by LyondellBasell as to the payment of principal, premium (if any), interest and any other amounts due on the notes.
Maturity Date	Unless redeemed prior to maturity as described below, the notes will mature on , 20 .
Interest	Interest on the notes will accrue at the rate of % per year, payable in cash semi-annually on and of each year, commencing , 2023.
Ranking	The notes and the guarantees will constitute senior unsecured obligations of LYB International Finance III and LyondellBasell, respectively, and will rank equally in right of payment with all other existing and future senior unsecured indebtedness of LYB International Finance III and LyondellBasell, respectively, and will rank senior in right of payment to any future subordinated indebtedness that LYB International Finance III or LyondellBasell incurs, respectively. The notes and the guarantees will be effectively subordinated to any future secured indebtedness of LYB International Finance III and LyondellBasell, respectively, to the extent of the value of the collateral securing such obligation. In addition, the notes and the guarantees will be structurally subordinated to all existing and future liabilities of the subsidiaries of LYB International Finance III and LyondellBasell (other than LYB International Finance III).
As of March 31, 2023, LyondellBasell and its subsidiaries had approximately $11,376 million of indebtedness outstanding, and, on a pro forma basis after giving effect to the offering of the notes and the use of proceeds therefrom as set forth under “Use of Proceeds,” would have had approximately $ million of indebtedness outstanding (in each case, excluding intercompany indebtedness and guarantees of indebtedness of joint ventures). LYB International Finance III has no outstanding secured indebtedness.
As of March 31, 2023, LyondellBasell’s subsidiaries had approximately $9,628 million of indebtedness, including approximately (i) $2,132 million of unsecured indebtedness of LYB International Finance, $1,647 million of unsecured indebtedness of LYB International Finance II, and $5,162 million of unsecured indebtedness of LYB International Finance III; and (ii) approximately $153 million of secured indebtedness outstanding (in each case, excluding intercompany indebtedness and guarantees of indebtedness of joint ventures), that would rank structurally senior to the notes with respect to the assets of such subsidiaries. LYB International Finance, LYB International Finance II and LYB International Finance III are finance subsidiaries of LyondellBasell with no significant assets of their own other than their intercompany loans advancing the proceeds of the existing guaranteed notes issued by LYB International Finance, LYB International Finance II and LYB International Finance III, respectively. The existing series of notes of LYB International Finance, LYB International Finance II and LYB International Finance III are each guaranteed by LyondellBasell but not by any of LyondellBasell’s subsidiaries.
Optional Redemption	LYB International Finance III may elect to redeem any or all of the notes in whole at any time or in part from time to time, at the redemption prices described under “Description of the Notes — Optional Redemption.”
Redemption for Changes in Taxes	LYB International Finance III may elect to redeem this series of notes in whole but not in part, at its option, in the event of certain changes in tax law that would require the guarantor to pay additional amounts in respect of the guarantee of such series of notes (as defined in “Description of the Notes — Additional Amounts” in this prospectus supplement) to holders of such notes in respect of withholding taxes that cannot be avoided by taking reasonable measures available to it, at a price equal to 100% of the principal amount of the notes plus accrued and unpaid interest, if any, to, but excluding, the date of redemption. See “Description of the Notes — Redemption for Changes in Taxes” in this prospectus supplement.
Additional Amounts	Subject to certain exceptions and limitations, LyondellBasell will pay such additional amounts (as defined in “Description of the Notes — Additional Amounts” in this prospectus supplement) in respect of the guarantee of the notes as may be necessary so that the aggregate net amount received by each beneficial owner of such notes after all withholding or deductions, if any, will not be less than the amount the beneficial owner would have received in respect of payments under the guarantee of such notes in the absence of such withholding or deduction. See “Description of the Notes — Additional Amounts” in this prospectus supplement.
Change of Control Offer	If a change of control triggering event occurs with respect to the notes, except to the extent LYB International Finance III has exercised its right to redeem such notes, holders of notes may require LYB International Finance III to repurchase all or a portion of such holders’ notes at a purchase price equal to 101% of the principal amount thereof, plus accrued interest, if any, to, but excluding, the date of repurchase. See “Description of the Notes — Change of Control Offer” in this prospectus supplement.

Certain Covenants	LYB International Finance III will issue the notes under a base indenture dated October 10, 2019 entered into with LyondellBasell, the guarantor, and the trustee named therein (including any successor thereto, the “base trustee”), as supplemented by a supplemental indenture dated May 17, 2023 with LyondellBasell, the guarantor, the base trustee and The Bank of New York Mellon Trust Company, N.A., as trustee (the base indenture as so supplemented, the “indenture”). The indenture, among other things, restricts our ability to:

•
create, incur or assume debt secured by liens;

•
enter into certain sale and lease-back transactions; and

•
enter into consolidations, mergers or sales of all or substantially all of our assets.

These covenants are subject to important exceptions and qualifications, which are described in “Description of the Notes — Certain Covenants” in this prospectus supplement.
Use of Proceeds	We estimate that the net proceeds of this offering will be approximately $ (after deducting the underwriting discounts and estimated offering expenses). We intend to use the net proceeds from the sale of the notes to finance or refinance, in whole or in part, existing and/or future Eligible Green Projects (as defined in “Use of Proceeds”). Pending the full allocation of an amount equivalent to the net proceeds, we may temporarily invest amounts that are not allocated to Eligible Green Projects in cash or cash equivalents or other short-term investments, including marketable securities, or the repayment of debt. See “Use of Proceeds” in this prospectus supplement.
Separate Series / Additional Issuances	The notes will be separate from any other series of debt securities that may be issued from time to time in the future under the indenture.
LYB International Finance III may, without the consent of the holders of the notes, create and issue additional notes ranking identical to the notes described in this prospectus supplement in all respects except for the issue date, the public offering price, the initial interest payment date, if applicable, and the payment of interest accruing prior to the issue date of such additional notes. Any such additional notes, together with the notes offered hereby, will constitute a single series of securities under the indenture relating to the notes.
Governing Law	State of New York.
Trustee, Registrar and Paying Agent	The Bank of New York Mellon Trust Company, N.A.
Risk Factors	See “Risk Factors” and other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus for factors you should consider before deciding to invest in the notes.

Summary Historical Financial Data
The following summary historical financial data of LyondellBasell should be read in conjunction with the consolidated financial statements and related notes thereto and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in LyondellBasell’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 and Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2023, each of which is incorporated by reference herein. See “Where You Can Find More Information.” The summary historical financial data of LyondellBasell as of and for the years ended December 31, 2022, 2021 and 2020 were derived from its audited consolidated financial statements and the data as of and for the three months ended March 31, 2023 and 2022 were derived from its unaudited consolidated financial statements.
	Three Months Ended March 31,		Year Ended December 31,
(in millions of dollars, except per share data)	2023	2022	2022	2021	2020
Results of operations data:
Sales and other operating revenues	$10,247	$13,157	$50,451	$46,173	$27,753
Operating income(a)	713	1,661	5,101	6,773	1,559
Income from continuing operations(a)	475	1,321	3,894	5,623	1,429
Earnings per share from continuing operations:
Basic	1.45	4.01	11.86	16.79	4.25
Diluted	1.44	4.00	11.83	16.77	4.25
	As of March 31,		As of December 31,
(in millions of dollars)	2023	2022	2022	2021	2020
Balance sheet data:
Total current assets	$12,024	$13,291	$11,845	$12,217	11,634
Total assets	36,255	37,854	36,365	36,742	35,403
Total current liabilities	6,513	7,539	6,760	7,230	5,502
Total long-term debt(b)	11,033	11,183	10,972	11,252	15,294
Total equity	12,735	12,712	12,629	11,872	7,988

(a)
Operating income and Income from continuing operations for the quarter ended March 31, 2023 include a non-cash goodwill impairment charge of $252 million in our Advanced Polymers Solutions segment. Also included are Houston refinery exit costs of $124 million ($96 million, after tax) comprised of accelerated lease amortization costs of $51 million ($40 million, after tax), personnel costs of $16 million ($12 million, after tax), asset retirement cost depreciation of $55 million ($43 million, after tax) and asset retirement obligation accretion of $2 million ($1 million, after tax). Operating income and Income from continuing operations for the year ended December 31, 2022 include an impairment charge of $69 million related to the sale of our Australian polypropylene business and Houston refinery exit costs of $187 million ($144 million, after tax), comprised of accelerated lease amortization costs of $91 million ($70 million, after tax), personnel costs of $64 million ($49 million, after tax), asset retirement cost depreciation of $30 million ($23 million, after tax) and asset retirement obligation accretion of $2 million. Operating income and Income from continuing operations for the year ended December 31, 2021 includes an impairment charge of $624 million ($481 million, after tax) related to the Houston refinery. Operating income and Income from continuing operations for the year ended December 31, 2020 includes a charge of $16 million ($11 million, after tax) related to lower of cost or market inventory valuation and impairment charges of $582 million ($446 million, after tax) related to the Houston refinery.

(b)
Includes current maturities of long-term debt.

RISK FACTORS
An investment in the notes involves risk. You should carefully consider the following risks as well as the other information included or incorporated by reference in this prospectus supplement, including our financial statements and related notes, before investing in the notes. In addition to the risk factors set forth below, please read the information included or incorporated by reference under the heading “Risk Factors” in LyondellBasell’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022. Any of these risks could materially and adversely affect our business, financial condition or results of operations. In such a case, the trading price of our securities, including the notes, could decline and you may lose all or part of your investment.
Risks Related to the Company
For a discussion of certain risks related to our business and industries, see “Part I, Item 1A. Risk Factors” in LyondellBasell’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, incorporated by reference herein, as well as information provided in the other reports we file with the SEC that are incorporated by reference herein.
Risks Related to the Notes
The notes and the guarantees will be effectively subordinated to all liabilities of LyondellBasell’s subsidiaries, other than LYB International Finance III.
The notes and the guarantees will be structurally subordinated to indebtedness and other liabilities of LyondellBasell’s subsidiaries, other than those of LYB International Finance III. In the event of a bankruptcy, insolvency, liquidation, dissolution or reorganization of any of LyondellBasell’s subsidiaries, those subsidiaries will pay the holders of their debts, holders of preferred equity interests and their trade creditors before they will be able to distribute any of their assets to LyondellBasell.
The notes will not be guaranteed by any of LyondellBasell’s subsidiaries. LyondellBasell’s subsidiaries are separate and distinct legal entities and, other than LYB International Finance III, have no obligation, contingent or otherwise, to pay any amounts due pursuant to the notes, or to make any funds available for such purposes. Therefore, whether by dividends, loans, distributions or other payments, any right that LyondellBasell has to receive any assets of any of its subsidiaries upon the liquidation or reorganization of those subsidiaries, and the consequent rights of holders of notes to realize proceeds from the sale of any of those subsidiaries’ assets, will be effectively subordinated to the claims of those subsidiaries’ creditors, including trade creditors and holders of preferred equity interests of those subsidiaries, if any.
As of March 31, 2023, LyondellBasell’s subsidiaries had approximately $9,628 million of indebtedness, including (i) approximately $2,132 million of unsecured indebtedness of LYB International Finance, approximately $1,647 million of unsecured indebtedness of LYB International Finance II and approximately $5,162 million of unsecured indebtedness of LYB International Finance III and (ii) approximately $153 million of secured indebtedness, outstanding (excluding in each case intercompany indebtedness and guarantees of indebtedness of joint ventures), that would rank structurally senior to the notes with respect to the assets of such subsidiaries. LYB International Finance, LYB International Finance II and LYB International Finance III are finance subsidiaries of LyondellBasell with no significant assets of their own other than their intercompany loans advancing the proceeds of the existing guaranteed notes issued by LYB International Finance, LYB International Finance II and LYB International Finance III, respectively. The existing series of notes of LYB International Finance, LYB International Finance II and LYB International Finance III are each guaranteed by LyondellBasell but not by any of LyondellBasell’s subsidiaries. Subject to the limits in any applicable indentures or other agreements, LyondellBasell’s subsidiaries may incur more debt, and those indentures and other agreements do not limit the incurrence of liabilities that are not indebtedness such as, for example, contractual obligations and unfunded pension liabilities.
LYB International Finance III’s ability to satisfy its obligations in respect of the notes is dependent on LyondellBasell and LyondellBasell’s other subsidiaries.
LYB International Finance III is a financing vehicle for LyondellBasell and its consolidated subsidiaries and its primary business is the raising of money for the purpose of on-lending to LyondellBasell and its consolidated subsidiaries. LYB International Finance III’s ability to satisfy its obligations in respect of the notes will depend on payments made to LYB International Finance III by LyondellBasell and its consolidated subsidiaries in respect of loans and advances made by LYB International Finance III.
LyondellBasell is a holding company and depends upon cash distributions from its subsidiaries to meet its financial obligations.
As a holding company, LyondellBasell conducts its operations through its operating subsidiaries, and its only significant assets are the capital stock of its subsidiaries. Accordingly, its ability to meet its financial obligations, including its obligations under the guarantees, depends upon the ability of its subsidiaries to make cash distributions to it. Any of its subsidiaries’ declaration of bankruptcy, liquidation, reorganization or acceleration of the payment of any part of their indebtedness or other liabilities could materially adversely affect their ability to make cash distributions to LyondellBasell. Additionally, the ability of LyondellBasell’s subsidiaries to make distributions to it is, and will continue to be, restricted by, among other limitations, applicable provisions of federal and state law and contractual provisions. Any inability of LyondellBasell’s subsidiaries to make dividends or distributions to it, whether by reason of financial difficulties or other restrictions, could have a material adverse effect on its ability to service and repay its indebtedness, and meet its financial obligations, including under the guarantees.
The notes and the guarantees will be unsecured and effectively subordinated to LYB International Finance III’s and LyondellBasell’s secured debt, respectively.
The notes and the guarantees will be LYB International Finance III’s and LyondellBasell’s general unsecured obligations, respectively, and will rank pari passu in right of payment with all their respective existing and future senior unsecured indebtedness. As of March 31, 2023, each of LyondellBasell and LYB International Finance III had no outstanding secured indebtedness (although other subsidiaries of LyondellBasell had $153 million of secured indebtedness outstanding as of such date). The notes and guarantees will rank effectively junior in right of payment to any future secured indebtedness of LYB International Finance III and LyondellBasell, respectively, to the extent of the value of the collateral therefor. If LyondellBasell or LYB International Finance III is declared bankrupt, becomes insolvent or is liquidated or reorganized, or the payment of any part of its indebtedness is accelerated, any of its future secured indebtedness will be entitled to be paid in full from its assets securing that indebtedness before any payment may be made with respect to the notes or the guarantees, as applicable. Holders of the notes will participate ratably in the remaining assets with all holders of LYB International Finance III’s or LyondellBasell’s unsecured indebtedness, as applicable, that does not rank junior to the notes or the guarantees, including all of their other general creditors, based upon the respective amounts owed to each holder or creditor. In any of the foregoing events, there may not be sufficient assets to pay amounts due on the notes or the guarantees. As a result, holders of the notes and guarantees would likely receive less, ratably, than holders of secured indebtedness.
The covenants under the indenture that will govern the notes will permit substantial amounts of additional secured indebtedness to be incurred by LyondellBasell and its subsidiaries, including LYB International Finance III.
Federal, state and foreign statutes allow courts, under specific circumstances, to void the notes and the guarantees.
The issuance of the notes and the guarantees may be subject to review under federal, state and foreign fraudulent transfer and conveyance statutes. While the relevant laws may vary from jurisdiction to jurisdiction, under such laws the issuance or guarantees of the notes would generally be a fraudulent conveyance if (1) LYB International Finance III issued the notes or LyondellBasell provided the guarantees with the actual intent of hindering, delaying or defrauding creditors or (2) LYB International Finance III or LyondellBasell, as applicable, received less than reasonably equivalent value or fair consideration in return for issuing the notes or guarantees, as applicable, and, in the case of (2) only, one of the following is also true:
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LYB International Finance III or LyondellBasell was insolvent or rendered insolvent by reason of the incurrence of the indebtedness; or

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the issuance of the notes or the guarantees left LYB International Finance III or LyondellBasell, respectively, with an unreasonably small amount of capital to carry on its business; or

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LYB International Finance III or LyondellBasell intended to, or believed that it would, incur debts beyond its ability to pay as they mature or become due.

If a court were to find that the issuance of the notes or the guarantees was a fraudulent conveyance, the court could void the payment obligations under the notes or the guarantees or subordinate the notes or the guarantees to presently existing and future indebtedness of LYB International Finance III or LyondellBasell, or require the holders of the notes to repay any amounts received. In the event of a finding that a fraudulent conveyance occurred, you may not receive any repayment on the notes.
To the extent that the proceeds from this offering of notes are used to repurchase LyondellBasell’s ordinary shares, a court could conclude that the notes were issued for less than reasonably equivalent value or fair consideration.
Generally, an entity would be considered insolvent if at the time it incurred indebtedness:
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the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all its assets; or

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the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts and liabilities, including contingent liabilities, as they become absolute and mature; or

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it could not pay its debts as they become due.

We cannot be certain as to the standards a court would use to determine whether or not LYB International Finance III or LyondellBasell was solvent at the relevant time, or regardless of the standard that a court uses, that the issuance of the notes or the guarantees would not be subordinated to any of LyondellBasell’s other debt.
There are limited covenants in the indenture that will govern the notes.
The indenture that will govern the notes contains limited covenants, including those restricting our ability to incur secured indebtedness, enter into certain sale and lease-back transactions or enter into consolidations, mergers or sales of all or substantially all of our assets. The restrictions on secured indebtedness and sale and lease-back covenants contain exceptions that will allow us and our subsidiaries to incur liens with respect to material assets. See “Description of Debt Securities — Restrictive Covenants” in the accompanying prospectus. In light of these exceptions, holders of the notes may be effectively subordinated to holders of secured indebtedness.
The terms of the indenture that will govern the notes may restrict our ability to respond to changes or to take certain actions.
The indenture that will govern the notes contains restrictive covenants that may limit our ability to engage in acts that may be in our long-term best interests, including, among other things, restrictions on our ability to:
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incur secured indebtedness;

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enter into certain sale and lease-back transactions; or

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enter into certain consolidations, mergers, or sales of all or substantially all of our assets.

A breach of the covenants under our indentures or other debt and credit arrangements could result in an event of default under the applicable indebtedness. Any such default may allow the creditors to accelerate the related indebtedness and may result in the acceleration of any other indebtedness to which a cross-acceleration or cross-default provision applies. In addition, an event of default under LyondellBasell’s credit facilities would permit the lenders thereunder to terminate all commitments to extend further credit under the applicable facilities. In the event our lenders or holders of our notes accelerate the repayment of our borrowings, we cannot assure you that we would have sufficient assets to repay such indebtedness. As a result of these restrictions, we may be:
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limited in how we conduct our business;

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unable to raise additional debt or equity financing to operate during general economic or business downturns; or

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unable to compete effectively or to take advantage of new business opportunities.

These restrictions may affect our ability to grow in accordance with our plans.
Insolvency laws of jurisdictions outside of the U.S. may preclude holders of the notes from recovering payments due on the notes.
LyondellBasell is organized under the laws of the Netherlands. The insolvency laws of the Netherlands may not be as favorable to your interests as creditors as the laws of the U.S. or other jurisdictions with which you may be familiar.
U.S. investors in the notes may have difficulties enforcing certain civil liabilities.
LyondellBasell is organized under the laws of the Netherlands. We have agreed, in accordance with the terms of the indenture under which the notes and guarantees will be issued, to accept service of process in any suit, action or proceeding with respect to the indenture, the notes and the guarantees brought in any federal or state court located in New York City by an agent designated for such purpose, and to submit to the jurisdiction of such courts in connection with such suits, actions or proceedings. However, it may be difficult for securityholders to enforce judgments of U.S. courts predicated upon the civil liability provisions of the U.S. federal securities laws against certain of our assets. A judgment of a U.S. court based solely upon civil liability under those laws may be unenforceable outside of the U.S. In addition, awards of punitive damages in actions brought in the U.S. or elsewhere may be unenforceable in jurisdictions outside of the U.S.
LYB International Finance III may not be able to fulfill its repurchase obligations in the event of a change of control triggering event.
Upon the occurrence of a change of control triggering event, as defined herein, each holder of the outstanding notes will have the right to require LYB International Finance III to repurchase all or a portion of that holder’s outstanding notes at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest and additional interest, if any, to the repurchase date. Additionally, such events would constitute a change of control event under the existing guaranteed notes and may also constitute a change of control event or an event of default under our other indebtedness and credit facilities and arrangements. Further, LYB International Finance III’s failure to make the change of control offer or to pay the change of control purchase price when due would result in a default under the indenture that will govern the notes. See “Description of the Notes — Change of Control Offer.” The source of funds for any required purchases of the notes will be our available cash or cash generated from LyondellBasell’s subsidiaries’ operations or other sources, including borrowings, sales of assets or sales of equity. LYB International Finance III may not be able to repurchase tendered and not withdrawn notes upon a change of control triggering event because we may not have sufficient financial resources. We may require additional financing from third parties to fund any such purchases, and we cannot assure you that we would be able to obtain financing on satisfactory terms, or at all. Further, LYB International Finance III’s ability to repurchase tendered and not withdrawn notes upon a change of control triggering event may be limited by law. In order to avoid LYB International Finance III’s repurchase obligations upon a change of control triggering event and any related repurchase obligations, events of default and potential breaches under our other debt arrangements, we may be discouraged from entering into certain change of control transactions that would otherwise be beneficial to us.
In addition, certain important corporate events, such as leveraged recapitalizations, or the disposition of a “disposed group” (as defined in the accompanying prospectus under the caption “Description of Debt Securities — Limitation on Mergers and Consolidations”), may not under the notes constitute a “change of control triggering event” that would require LYB International Finance III to repurchase the notes, notwithstanding the fact that such corporate events could increase the level of our indebtedness or otherwise adversely affect our capital structure, credit ratings or the trading price of the notes. See “Description of the Notes — Change of Control Offer.”
The definition of change of control in the notes includes a phrase relating to the sale of “all or substantially all” of our assets. There is no precise established definition of the phrase “substantially all” under applicable law. Accordingly, the ability of a holder of notes to require LYB International Finance III to repurchase the notes as a result of a sale of less than all our assets to another person may be uncertain.
A downgrade, suspension or withdrawal of the rating assigned by any rating agency to the notes or to us could cause the liquidity or trading price of the notes to decline.
We and the notes have been rated by nationally recognized statistical ratings organizations and may in the future be rated by additional rating agencies. Any rating so assigned may be lowered or withdrawn entirely by a rating agency if, in that rating agency’s judgment, circumstances relating to the basis of the rating, such as adverse change to our business, so warrant. Any lowering or withdrawal of a rating by a rating agency could reduce the liquidity or trading price of the notes.
The notes have no established trading market or history, and liquidity of trading markets for the notes may be limited.
The notes will constitute a new issue of securities with no established trading market. Although the underwriters have indicated that they intend to make a market in the notes, they are not obligated to do so and any of their market-making activities may be terminated or limited at any time. In addition, we do not intend to apply for a listing of the notes on any securities exchange or interdealer quotation system. As a result, there can be no assurance as to the liquidity of markets that may develop for the notes, the ability of holders of notes to sell their notes or the prices at which such notes could be sold. The notes may trade at prices that are lower than their respective public offering price depending on many factors, including prevailing interest rates and the markets for similar securities. The liquidity of trading markets for the notes may also be adversely affected by general declines or disruptions in the markets for debt securities. Those market declines or disruptions could adversely affect the liquidity of and market for the notes independent of our financial performance or prospects.
We expect that the trading price of the notes will be significantly affected by changes in the interest rate environment and our credit quality, each of which could change substantially at any time.
We expect that the trading price of the notes will depend on a variety of factors, including, without limitation, the interest rate environment and our credit quality. Each of these factors may be volatile, and may or may not be within our control.
If interest rates, or expected future interest rates, rise during the term of the notes, the trading price of the notes will likely decrease. Because interest rates and interest rate expectations are influenced by a wide variety of factors, many of which are beyond our control, we cannot assure you that changes in interest rates or interest rate expectations will not adversely affect the trading price of the notes.
Furthermore, the trading price of the notes will likely be significantly affected by any change in our credit quality and any ratings assigned to us or our debt. Because our credit quality is influenced by a variety of factors, some of which are beyond our control, we cannot guarantee that we will maintain or improve our credit quality during the term of the notes. In addition, because we may choose to take actions that adversely affect our credit quality, such as incurring additional indebtedness or repurchasing LyondellBasell’s ordinary shares, there can be no guarantee that our credit quality will not decline during the term of the notes, which would likely negatively impact the trading price of the notes. Furthermore, a downgrade of our senior unsecured credit ratings could adversely affect our access to capital markets and our cost of borrowing and result in more restrictive covenants in future debt agreements.
There can be no assurance that the amount equal to the net proceeds from the sale of the notes will be allocated in ways that meet the expectations or investment criteria of an investor.
We intend to allocate an amount equal to the net proceeds from the sale of the notes to finance or refinance, in whole or in part, one or more new or pre-existing Eligible Green Projects as described under

“Use of Proceeds.” However, there can be no assurance that such allocation will occur in the manner or on the timeline described in this prospectus supplement or at all. In addition, there is currently no clearly defined definition (legal, regulatory or otherwise) of, nor market consensus as to what constitutes, a “green,” “social,” “sustainable” or an equivalently labeled project, or as to what precise attributes are required for a particular project to be defined as “green,” “social,” “sustainable” or such other equivalent label, and nor can any assurance be given that such a clear definition or consensus will develop over time. Accordingly, any such designations made by third parties with respect to the notes may not be suitable for the investment criteria of an investor.
In addition, although we anticipate that our Eligible Green Projects will be aligned with the 2021 Green Bond Principles and June 2022 Appendix administered by the International Capital Market Association (ICMA) and the 2023 Green Loan Principles administered by the Loan Market Association (LMA), the Asia Pacific Loan Market Association (APLMA) and the Loan Syndications and Trading Association (LSTA), no assurance is given by LyondellBasell, any underwriter of the notes or the trustee that the use of such net proceeds to fund any such Eligible Green Projects will satisfy, whether in whole or in part, the present or future expectations of any investor or requirements regarding any investment criteria or guidelines with which such investor or its investments are required to comply, whether by any present or future applicable law or regulations or by its own bylaws or other governing rules or investment portfolio mandates (in particular with respect to any direct or indirect environmental or sustainability impact of any Eligible Green Project).
The examples of Eligible Green Projects described under “Use of Proceeds” are for illustrative purposes only and no assurance can be provided that disbursements for Eligible Green Projects with these specific characteristics will be made by the Company with the proceeds from the notes. Neither the terms of the notes nor the indenture governing the notes require us to use the proceeds as described under “Use of Proceeds” and any failure by us to comply with the anticipated use of proceeds or to comply with the tracking, reporting and other undertakings described thereunder will not (i) constitute a breach or an event of default, (ii) give rise to any other claim of a holder of the notes or (iii) require us to purchase or redeem any notes, in each case of (i) through (iii), under the notes or the indenture. The description in “Use of Proceeds” of the intended use of the net proceeds from the sale of the notes is not intended to modify or add any covenant or other contractual obligation undertaken by us under the notes or the indenture governing the notes. Our management will retain broad discretion as to the allocation of the net proceeds from the offering of these notes.
Additionally, any information that the Company provides concerning the environmental or social impacts of the notes will be estimates determined by its management to the best of its ability based on the information available to it at such time. The determinations giving rise to such impact information are inherently imprecise and should not be taken as statements of fact.
None of the underwriters for this offering or the trustee are responsible for assessing or verifying whether or not the Eligible Green Projects to which we allocate the net proceeds of the notes meet the criteria described in “Use of Proceeds,” or for the monitoring of the use of proceeds.
Prospective investors should carefully review the information set out in this prospectus supplement regarding the expected use of the net proceeds from the notes and determine for themselves the relevance of such information for the purpose of any investment in the notes together with any other investigation such investor deems necessary. None of the information contained on, or accessible through, our website, in our green financing framework (the “Framework”), in our future reports regarding the allocation of the net proceeds of the notes, in any second party opinion, or in any other opinion or certification is or will be incorporated in, or is a part of, this prospectus supplement or any other report or filing we make with the SEC. Any failure by us to allocate the net proceeds from the sale of the notes to one or more Eligible Green Projects or the failure of those investments or financings to satisfy investor expectations or requirements could have a material adverse effect on the market price of the notes.
The trading price of the notes may be negatively affected to the extent that perception by investors of the suitability of the notes as “green” bonds deteriorates or demand for sustainability- or green-themed investment products diminishes.
Perception by investors of the suitability of the notes as “green” bonds could be negatively affected by dissatisfaction with the criteria and procedures for selecting and administering Eligible Green Projects described under the section entitled “Use of Proceeds,” our compliance or any failure to comply with those criteria or procedures, controversies involving the environmental or sustainability impact of our business or industry, evolving standards or market consensus as to what constitutes a “green” bond or the desirability of investing in “green” bonds or any opinion or certification as to the suitability of the notes as “green” bonds no longer being in effect. Additionally, the Eligible Green Projects to which we intend to allocate the net proceeds of the notes may have complex direct or indirect environmental or sustainability impacts, and adverse environmental impacts may occur during the design, construction and operation of such Eligible Green Projects. Such Eligible Green Projects may become controversial or criticized by activist groups or other stakeholders. No representation is made by us, any underwriter, the trustee or any other person as to the suitability of the notes to meet or fulfill environmental, sustainability or green criteria, expectations, impact or performance required by prospective investors, any third-party reviewers or opinion providers, any stock exchange or any securities market. The trading price of the notes of may be negatively affected to the extent investors are required or choose to sell their holdings due to deterioration in the perception by the investor or the market in general as to the suitability of the notes as “green” bonds. The trading price of the notes may also be negatively affected to the extent demand for sustainability- or green-themed investment products diminishes due to evolving investor preferences, increased regulatory or market scrutiny on funds and strategies dedicated to sustainability, green, environmental, social or governance themed investing or for other reasons.
No assurance or representation is given as to the suitability or reliability for any purpose whatsoever of any opinion or certification of any third party, including any second party opinion made by third parties with respect to the notes.
No assurance or representation is given as to the suitability or reliability for any purpose whatsoever of any opinion or certification of any third party (whether or not solicited by us), including any second party opinion discussed under “Use of Proceeds” herein, that may be made available in connection with the issuance of the notes and, in particular, with respect to whether any Eligible Green Projects fulfill any environmental, sustainability and/or other criteria. For the avoidance of doubt, any such opinion or certification is not and shall not be deemed to be incorporated into and/or form part of this prospectus supplement and the accompanying prospectus. Any such opinion or certification is not, nor should be deemed to be, a recommendation by LyondellBasell, any underwriter, the trustee or any other person to buy, sell or hold the notes. Any such opinion or certification is only current as of the date that opinion or certification was initially issued. Prospective investors must determine for themselves the relevance of any such opinion or certification and/or the information contained therein and/or the provider of such opinion or certification for the purpose of any investment in the notes. Currently, to our knowledge, the providers of such opinions and certifications are not subject to any specific regulatory or other regime or oversight. Any withdrawal of any such opinion or certification or any additional opinion or certification attesting that we are not complying in whole or in part with any matters for which such opinion or certification is opining or certifying may have a material adverse effect on the trading price of the notes and/or result in adverse consequences for certain investors with mandates to invest in securities to be used for a particular purpose.
We do not intend to list the notes on any dedicated “green,” “environmental,” “social,” “sustainable” or other equivalently labeled segment of any stock exchange or securities market, or include the notes in any green bond or similar index, and, in the event any such listing, admission or inclusion does occur, such listing, admission or inclusion may not be indicative that the notes will be suitable for the investment criteria of an investor.
We do not intend to list the notes on any dedicated “green,” “environmental,” “social,” “sustainable” or other equivalently labeled segment of any stock exchange or securities market or include the notes in any green bond or similar index. However, in the event that the notes are listed or admitted to trading on any dedicated “green,” “environmental,” “social,” “sustainable” or other equivalently labeled segment of any stock exchange or securities market (whether or not regulated), or included in any green bond or similar index, no representation or assurance can be given by LyondellBasell, any underwriter, the trustee or any other person:
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that such listing, admission or inclusion would satisfy (or would continue to satisfy), whether in whole or in part, any present or future investor expectations or requirements, taxonomies, standards or other investment criteria or guidelines with which such investor or its investments are required to comply, whether by any present or future applicable laws or regulations or by its own by-laws or other governing rules or investment portfolio mandates, ratings mandates or other expectations, in particular with regard to any direct or indirect environmental, social or sustainability impact of any projects or uses, the subject of or related to, any Eligible Green Projects (and it should be noted that the criteria for any such listings or admission to trading or trading in an index may vary from one stock exchange, securities market or index to another);or
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that any such listing or admission to trading or inclusion in any index will be maintained during the life of the notes.

In the event that the notes are listed on any such exchange or securities market, any change to the listing or admission status of the notes, including but not limited to if the notes are no longer being listed or admitted to trading on any stock exchange or securities market, may have a material adverse effect on the trading price of the notes and/or result in adverse consequences for certain investors with portfolio mandates to invest in securities to be used for a particular purpose.

USE OF PROCEEDS
We estimate the net proceeds from this offering will be approximately $      (after deducting underwriting discounts and estimated offering expenses).
We intend to allocate an amount equal to the net proceeds from the sale of the notes to finance and/or refinance, in whole or in part, new or existing green projects that meet the eligibility criteria outlined below (the “Eligible Green Projects”), which is aligned with the 2021 Green Bond Principles and June 2022 Appendix administered by the ICMA and the 2023 Green Loan Principles administered by the LMA, APLMA and LSTA (collectively, the “Principles”). Pending the full allocation of an amount equivalent to the net proceeds, we may temporarily invest amounts that are not allocated to Eligible Green Projects in cash or cash equivalents or other short-term investments, including marketable securities, or the repayment of debt.
Eligible Green Project Categories and Eligibility Criteria
Expenditures in Eligible Green Projects can include the following types, in each case tied to Eligible Green Projects: capital expenditures; operating costs and expenses in the form of maintenance, procurement, purchasing and other direct manufacturing costs; late-stage research and development expenditures that demonstrate expected climate benefits or are designed for low-carbon applications; acquisitions of assets and/or entities that derive at least 90% of revenue from activities falling in any of the Eligible Green Project Categories; equity investments and loans (after giving pro-rata effect to eligibility under the Framework and the share of LyondellBasell’s stake for investments, net of government support and tax credits). Where relevant, LyondellBasell intends to exclude the dollar value of any subsidies, tax credits and grants that may apply to the Eligible Green Projects from the allocation of net proceeds.
Circular economy adapted products, production technologies and processes
Circular products that are resource efficient
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Expenditures related to the research, development, manufacturing and distribution of products that enable more circular solutions, resulting in net reductions in product lifecycle GHG emissions, made with:

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Mechanically recycled feedstocks;

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Advanced (molecular) recycled feedstocks; and/or

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Renewable-based feedstocks derived from bio-based wastes and residual oils (sustainably sourced and not in competition with the food chain);

Enabling products for low-carbon applications
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Expenditures related to the research, development, manufacturing and distribution of products that are designed for low-carbon applications, including but not limited to:

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Products for renewable energy deployment; and/or

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Products that will accelerate the electrification of transportation, including those used in the light-weighting of vehicles;

Renewable Energy
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Expenditures related to the acquisition, development, operation and maintenance of renewable energy generation;

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Expenditures related to the procurement of long-term project-specific power purchase agreements (PPAs) or virtual PPAs and certificates for wind and solar projects;

Pollution Prevention and Control
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Expenditures related to waste utilization and reduction of environmental pollutants, such as wastewater to steam;

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Expenditures on new technologies and infrastructure to reduce environmental impact and carbon footprint of our existing operations, such as infrastructure to capture byproducts from other plants;

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Expenditures related to reducing the carbon intensity of the energy we use by increasing use of lower carbon intensive fuels, and in particular hydrogen, to displace other fuels;

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Expenditures related to reducing direct emissions by enabling the capture and storage or reuse of CO2 from our operations;

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Expenditures related to electrifying our processes to replace the use of fossil fuels with low carbon or renewable electricity;

Energy Efficiency
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Expenditures related to lowering the energy demand of our operations through initiatives including waste recovery, heat integration and process optimization.

Process for Project Evaluation and Selection
LyondellBasell has established a Green Financing Committee responsible for governing the evaluation and selection of the Eligible Green Projects. The Green Financing Committee is composed of representatives from LyondellBasell’s Legal, Treasury, Accounting, Sustainability, Capital Planning, Decarbonization and Circular & Low Carbon Solutions groups. Additional departments and subject matter experts will be invited as deemed appropriate. The Green Financing Committee will meet at least once a year.
The Green Financing Committee is responsible for:
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Reviewing the content of the Framework and potentially updating it to reflect changes in corporate strategy, technology, market, or regulatory developments (e.g. global sustainable finance and climate disclosure and regulations) on a best effort basis;

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Initiating the update of documents such as second party opinions and related documents from external auditors as far as required;

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Ensuring projects that are identified as Eligible Green Projects meet the eligibility criteria identified in the Use of Proceeds section of the Framework and any other internal sustainability policies or procedures of LyondellBasell;

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Reviewing and evaluating new or existing acquisitions, equity investments and loans to ensure that they maintain alignment with the eligibility criteria for the duration of the net proceeds allocation;

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Tracking actual expenditures on the Eligible Green Projects using internal systems to ensure that expenditures are allocated accurately and without duplication across any green finance instruments, including bonds or notes (including private placements of either), commercial paper and loans (each a “Green Finance Instrument”) issued by LyondellBasell or its consolidated subsidiaries for the purpose of financing or refinancing Eligible Green Projects;

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Overseeing the allocation of the net proceeds from Green Finance Instruments to Eligible Green Projects to ensure that the amount of Eligible Green Projects expenditures equals or exceeds the amount of net proceeds from related Green Finance Instruments and replacing those projects that no longer comply with the eligibility criteria; and

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Overseeing, approving and publishing the allocation and impact reporting, including external assurance statements.

LyondellBasell’s sustainability policies, guidelines and commitments set the minimum standards for environmental and social compliance in the conduct of LyondellBasell’s businesses. LyondellBasell’s policies will be used by the Green Financing Committee to ensure that environmental and social risks that could be potentially associated with any Eligible Green Projects are properly assessed, mitigated and monitored through LyondellBasell’s due diligence process.
LyondellBasell will ensure that all Eligible Green Projects comply with federal, state, and local laws and regulations and international environmental and social standards on a best effort basis.

Management of Proceeds
LyondellBasell will establish a Green Financing Register to record on an ongoing basis the allocation of net proceeds from Green Finance Instruments to Eligible Green Projects. The Green Financing Committee will maintain and update the Green Financing Register.
LyondellBasell will achieve a level of allocation to Eligible Green Projects which matches or exceeds the amount of net proceeds from such outstanding Green Finance Instruments. Any portion of the net proceeds of a Green Financing that has not been allocated to Eligible Green Projects will be managed in accordance with LyondellBasell’s normal liquidity management practices. In the case of divestment or if a project is not completed or no longer meets the eligibility criteria listed above, we intend to reallocate the funds to other Eligible Green Projects.
Capital expenditures, operating costs and expenses, late-stage research and development expenditures, acquisitions, equity investments or loans will qualify with a two-year lookback period from the time of issuance of any Green Financing Instrument.
Pending the full allocation of an amount equivalent to the net proceeds, we may temporarily invest amounts that are not allocated to Eligible Green Projects in cash or cash equivalents or other short-term investments, including marketable securities, or the repayment of debt.
Reporting
LyondellBasell intends to undertake and publish annual reporting on the allocation and impact of the portfolio of Eligible Green Projects. This reporting will start one year after the issuance of an applicable Green Finance Instrument, to be renewed annually until full allocation or in case of any material change. This reporting will be made publicly available on LyondellBasell’s website.
The reporting will be subject to review by the Green Financing Committee. The reporting will be supplemented by the use of a reputable independent auditor, or other third party, appointed by LyondellBasell, to verify the internal tracking and the allocation of funds from the net proceeds of the Green Finance Instruments to Eligible Green Projects.
LyondellBasell intends to report on an aggregated basis for all Green Finance Instruments outstanding at the level of the ICMA, LMA, APLMA and LSTA eligible project categories.
Allocation Reporting
The allocation report will provide indicators such as:
•
The total amount of net proceeds from Green Finance Instruments outstanding;

•
The amount of net proceeds allocated to the Eligible Green Projects Categories;

•
The remaining balance of unallocated net proceeds, if any; and/or

•
The amount or percentage of net proceeds allocated to new Eligible Green Projects versus the amount and percentage allocated to existing Eligible Green Projects.

Impact Reporting
On a best effort basis and where feasible, LyondellBasell intends to either include impact reporting information in its sustainability report or publish a standalone impact report. The calculation methodologies and associated assumptions will be further detailed in the reporting. LyondellBasell intends to align its impact reporting with the 2022 ICMA Handbook for Harmonized Framework for Impact Reporting. The table below outlines potential impact reporting metrics for each of the Eligible Green Projects Categories.

ICMA Eligible Green Project Category	Example of Impact Reporting Metric (Annualized)
Circular Economy Adapted Products, Production Technologies and Processes
•
Metric tons of plastic waste mechanically recycled (both wholly owned entities and percent share of joint ventures)

•
Metric tons of advanced recycled and renewable-based feedstocks

•
Metric tons of Circulen brand polymers sold

Renewable Energy	• GHG emissions avoided/reduced (tons of CO2e) • MWh of renewable electricity consumed/generated
Pollution Prevention and Control	• GHG emissions avoided/reduced (tons of CO2e)
Energy Efficiency	• GHG emissions avoided/reduced (tons of CO2e) • Energy savings of electricity (MWh/GWh)
External Verification
Second Party Opinion (Pre-issuance)
LyondellBasell has retained an outside consultant to provide a second party opinion. The second party opinion will be made publicly available on LyondellBasell’s website.
External Verification (Post-issuance)
Annual reporting from a reputable independent auditor, or other third party, will accompany an assertion by management detailing the amount of net proceeds from any Green Finance Instrument issued under the Framework that have been allocated to Eligible Green Projects. An independent third party will be appointed by LyondellBasell to provide a report in respect of its examination of management’s assertion of the allocation of such net proceeds, which will accompany future allocation reports.
None of the information contained on, or accessible through, our website, in the Framework, in our future reports regarding the allocation of proceeds of the notes, in any second party opinion or in any other opinion or certification is or will be incorporated in, or is part of, this prospectus supplement or any other report or filing we make with the SEC.

CAPITALIZATION
The following table sets forth our cash and cash equivalents and capitalization as of March 31, 2023 (i) on an actual basis and (ii) on an as adjusted basis to give effect to the consummation of the offering and the use of proceeds therefrom as described in “Use of Proceeds.” This table should be read together with LyondellBasell’s consolidated financial statements and the related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in LyondellBasell’s Quarterly Report on Form 10-Q for the fiscal period ended March 31, 2023 and its other reports filed with the SEC that are incorporated by reference herein.
	As of March 31, 2023
	Actual	As Adjusted
	Millions of dollars
Cash and cash equivalents and restricted cash(1)	$1,804	$
Debt, including current maturities:
Short-term debt(2)	343		343
$3,250 million Senior Revolving Credit Facility	—		—
$900 million U.S. Receivables Facility	—		—
Current maturities of long-term debt(3)	432		432
% Guaranteed Notes due 20 offered hereby(4)	—
5.75% Senior Notes due 2024(5)	774		774
1.25% Guaranteed Notes due 2025(6)	477		477
0.875% Guaranteed Notes due 2026(7)	529		529
3.5% Guaranteed Notes due 2027(8)	590		590
8.1% Guaranteed Notes due 2027	300		300
3.375% Guaranteed Notes due 2030(9)	124		124
2.25% Guaranteed Notes due 2030(10)	473		473
1.625% Guaranteed Notes due 2031(11)	528		528
3.375% Guaranteed Notes due 2040(12)	741		741
5.25% Guaranteed Notes due 2043(13)	725		725
4.875% Guaranteed Notes due 2044(14)	982		982
4.2% Guaranteed Notes due 2049(15)	976		976
4.2% Guaranteed Notes due 2050(16)	973		973
3.625% Guaranteed Notes due 2051(17)	914		914
4.625% Senior Notes due 2055(18)	974		974
3.8% Guaranteed Notes due 2060(19)	484		484
Other long-term debt	37		37
Total debt, including current maturities:	11,376
Non-controlling interests	14		14
Total LyondellBasell share of shareholders’ equity	12,721		12,721
Total capitalization	$24,111	$

(1)
Includes $14 million of restricted cash as of March 31, 2023.

(2)
Includes $200 million of Commercial Paper outstanding as of March 31, 2023.

(3)
Includes $425 million of 4.0% Guaranteed Notes due 2023 issued by LYB International Finance and guaranteed by LyondellBasell.

(4)
Includes $      million of unamortized discount and $      million of unamortized debt issuance costs. Issued by LYB International Finance III. Guaranteed by LyondellBasell.

(5)
Includes $1 million of unamortized debt issuance cost. Issued by LyondellBasell.

(6)
Includes a $12 million cumulative fixed-for-floating interest rate swap gain, $1 million of unamortized discount and $2 million of unamortized debt issuance costs. Issued by LYB International Finance III. Guaranteed by LyondellBasell.

(7)
Includes a $12 million cumulative fixed-for-floating interest rate swap gain, $1 million of unamortized discount and $2 million of unamortized debt issuance costs. Issued by LYB International Finance II. Guaranteed by LyondellBasell.

(8)
Includes a $3 million cumulative fixed-for-floating interest rate swap loss, $2 million of unamortized discount and $2 million of unamortized debt issuance cost. Issued by LYB International Finance II. Guaranteed by LyondellBasell.

(9)
Includes a $17 million cumulative fixed-for-floating interest rate swap gain, $1 million of unamortized debt issuance costs. Issued by LYB International Finance III. Guaranteed by LyondellBasell.

(10)
Includes a $21 million cumulative fixed-for-floating interest rate swap gain, $3 million of unamortized discount and $3 million of unamortized debt issuance cost. Issued by LYB International Finance III. Guaranteed by LyondellBasell.

(11)
Includes a $9 million cumulative fixed-for-floating interest rate swap gain, $4 million of unamortized discount and $3 million of unamortized debt issuance cost. Issued by LYB International Finance II. Guaranteed by LyondellBasell.

(12)
Includes $2 million of unamortized discount and $7 million of unamortized debt issuance cost. Issued by LYB International Finance III. Guaranteed by LyondellBasell.

(13)
Includes $19 million of unamortized discount and $6 million of unamortized debt issuance cost. Issued by LYB International Finance. Guaranteed by LyondellBasell.

(14)
Includes $10 million of unamortized discount and $8 million of unamortized debt issuance cost. Issued by LYB International Finance. Guaranteed by LyondellBasell.

(15)
Includes $14 million of unamortized discount and $10 million of unamortized debt issuance cost. Issued by LYB International Finance III. Guaranteed by LyondellBasell.

(16)
Includes a $11 million cumulative fixed-for-floating interest rate swap gain, $6 million of unamortized discount and $10 million of unamortized debt issuance cost. Issued by LYB International Finance III. Guaranteed by LyondellBasell.

(17)
Includes a $73 million cumulative fixed-for-floating interest rate swap gain, $2 million of unamortized discount and $11 million of unamortized debt issuance cost. Issued by LYB International Finance III. Guaranteed by LyondellBasell.

(18)
Includes $15 million of unamortized discount and $11 million of unamortized debt issuance cost. Issued by LyondellBasell.

(19)
Includes a $6 million cumulative fixed-for-floating interest rate swap gain, $4 million of unamortized discount and $6 million of unamortized debt issuance cost. Issued by LYB International Finance III. Guaranteed by LyondellBasell.

DESCRIPTION OF THE NOTES
The notes will be issued under and pursuant to a base indenture dated October 10, 2019 among LYB International Finance III, as issuer, LyondellBasell, as guarantor, and the trustee named therein (including any successor thereto, the “base trustee”), as supplemented by a supplemental indenture dated May 17, 2023 among LYB International Finance III, as issuer, LyondellBasell, as guarantor, the base trustee and The Bank of New York Mellon Trust Company, N.A., as trustee (the base indenture as so supplemented, the “indenture”). The notes will be issued pursuant to a resolution of LYB International Finance III’s sole member, and an accompanying officer’s certificate setting forth the specific terms applicable to the notes.
This description of the notes is intended to be an overview of the material provisions of the notes and is intended to supplement, and to the extent of any inconsistency replace, the description of the general terms and provisions of the debt securities set forth in the accompanying prospectus, to which we refer you. Since this description of the notes is only a summary, you should refer to the indenture and the notes, forms of which have been filed as an exhibit to the registration statement of which this prospectus supplement forms a part, for a complete description of the obligations of the issuer and the guarantor under the notes, the guarantees and the indenture and your rights as a holder of the notes.
The notes will:
•
constitute a new series of debt securities issued under the indenture and will be initially limited to an aggregate principal amount of $      ; and

•
mature on                 , 20      ;

•
be the general unsecured, senior obligations of LYB International Finance III;

•
be fully and unconditionally guaranteed by LyondellBasell;

•
not be entitled to the benefit of any sinking fund;

•
be initially issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof; and

•
be issued only in book-entry form represented by global notes registered initially in the name of Cede & Co., as nominee of The Depository Trust Company (“DTC”), or such other name as may be requested by an authorized representative of DTC, and deposited with the trustee, as custodian for DTC.

Interest on the notes will:
•
accrue at the rate of    % per annum;

•
accrue from                 , 2023 or the most recent interest payment date;

•
be payable in cash semi-annually on                 and                 of each year, commencing                 , 2023;

•
be payable to holders of record on the                 and                 immediately preceding the related interest payment date; and

•
be computed on the basis of a 360-day year consisting of twelve 30-day months.

Payment and Transfer
Beneficial interests in notes in global form will be shown on, and transfers of interests in notes in global form will be made only through, records maintained by DTC and its direct and indirect participants. Notes in definitive form, if any, may be registered, exchanged or transferred at the office or agency maintained by LYB International Finance III for such purpose (which initially will be the corporate trust office of the trustee).
Payment of principal of, premium, if any, and interest on notes in global form registered in the name of or held by DTC or its nominee will be made in immediately available funds to DTC or its nominee, as the case may be, as the registered holder of such global note. If any of the notes are no longer represented by global notes, payment of interest on the notes in definitive form may, at LYB International Finance III’s option, be made at the corporate trust office of the trustee.
No service charge will be made for any registration of transfer or exchange of notes, but LYB International Finance III may require payment of a sum sufficient to cover any transfer tax or other governmental charge payable in connection therewith. LYB International Finance III is not required to transfer or exchange any note selected for redemption for a period commencing 15 business days before the sending of a notice of redemption of notes to be redeemed and ending on the day of sending of the notice of redemption.
The registered holder of a note will be treated as the owner of it for all purposes.
Ranking
The notes and the guarantees will constitute senior unsecured obligations of LYB International Finance III and LyondellBasell, respectively, and will rank equally in right of payment with all other existing and future senior unsecured indebtedness of LYB International Finance III and LyondellBasell, respectively, and will rank senior in right of payment to any future subordinated indebtedness that LYB International Finance III or LyondellBasell incurs, respectively. The notes and the guarantees will be effectively subordinated to any future secured indebtedness of LYB International Finance III and LyondellBasell, respectively, to the extent of the value of the collateral securing such obligation. In addition, the notes will be structurally subordinated to all existing and future liabilities of the subsidiaries of LYB International Finance III and LyondellBasell (other than LYB International Finance III).
At March 31, 2023, LyondellBasell had approximately $11,376 million of indebtedness outstanding, including approximately $9,628 million of indebtedness outstanding of its subsidiaries (including approximately $2,132 million of unsecured indebtedness of LYB International Finance, approximately $1,647 million of unsecured indebtedness of LYB International Finance II and approximately $5,162 million of unsecured indebtedness of LYB International Finance III), and on a pro forma basis after giving effect to the offering of the notes (and the use of proceeds therefrom), would have had approximately $      million of indebtedness outstanding (in each case, excluding intercompany indebtedness and guarantees of indebtedness of joint ventures). LYB International Finance, LYB International Finance II and LYB International Finance III are finance subsidiaries of LyondellBasell with no significant assets of their own other than their intercompany loans advancing the proceeds of the existing guaranteed notes issued by LYB International Finance, LYB International Finance II and LYB International Finance III, respectively. The existing series of notes of LYB International Finance, LYB International Finance II and LYB International Finance III are each guaranteed by LyondellBasell but not by any of LyondellBasell’s subsidiaries. At March 31, 2023, LyondellBasell had no secured indebtedness, although subsidiaries of LyondellBasell had approximately $153 million of outstanding secured indebtedness as of such date.
We will be permitted under the indenture to issue substantial amounts of additional indebtedness in the future.
Optional Redemption
Prior to the Par Call Date, the notes will be redeemable and repayable, at LYB International Finance III’s option, at any time in whole, or from time to time in part, at a price equal to the greater of:
(1)
(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus           basis points less (b) interest accrued to, but excluding, the date of redemption; and

(2)
100% of the principal amount of the notes to be redeemed;

Plus, in either case, accrued and unpaid interest thereon to, but excluding, the redemption date.
On or after the Par Call Date, such notes will be redeemable and repayable, at LYB International Finance III’s option, at any time in whole, or from time to time in part, at a price equal to 100% of the principal amount of the notes to be redeemed plus accrued and unpaid interest on the notes to be redeemed to, but excluding, the date of redemption.
For purposes of determining the optional redemption price, the following definitions are applicable:
“Par Call Date” means                 , 20      (      months prior to the maturity date of the notes).
“Treasury Rate” means, with respect to any redemption date, the yield determined by LYB International Finance III in accordance with the following two paragraphs.
The Treasury Rate shall be determined by LYB International Finance III after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) — H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities — Treasury constant maturities — Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, LYB International Finance III shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields — one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life — and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.
If on the third business day preceding the redemption date H.15 TCM is no longer published, LYB International Finance III shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, LYB International Finance III shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, LYB International Finance III shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.
LYB International Finance III’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error. The trustee shall have no responsibility to determine the redemption price.
Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures) at least 10 days but not more than 60 days before the redemption date to each holder of notes to be redeemed.
In the case of a partial redemption, selection of the notes for redemption will be made by lot or by such other method in accordance with the depositary’s procedures. No notes of a principal amount of

$2,000 or less will be redeemed in part. If any note is to be redeemed in part only, the notice of redemption that relates to the note will state the portion of the principal amount of the note to be redeemed. A new note in a principal amount equal to the unredeemed portion of the note will be issued in the name of the holder of the note upon surrender for cancellation of the original note. For so long as the notes are held by DTC (or another depositary), the redemption of the notes shall be done in accordance with the policies and procedures of the depositary.
Unless LYB International Finance III or LyondellBasell defaults in payment of the redemption price, interest will cease to accrue on any notes that have been called for redemption at the redemption date.
Except as set forth above and below under “— Redemption for Changes in Taxes,” the notes will not be redeemable by LYB International Finance III prior to maturity and will not be entitled to the benefit of any sinking fund.
Defeasance
The notes will be subject to legal defeasance and to covenant defeasance as provided under “Description of Debt Securities — Defeasance” in the accompanying prospectus.
Change of Control Offer
If a change of control triggering event occurs with respect to the notes, unless LYB International Finance III has exercised its option to redeem the notes as described above, each holder of outstanding notes will have the right to require LYB International Finance III to make an offer (a “change of control offer”) to repurchase all or any portion (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that holder’s notes on the terms set forth in such notes. In a change of control offer, LYB International Finance III will be required to offer payment in cash equal to 101% of the aggregate principal amount of notes repurchased (a “change of control payment”), plus accrued and unpaid interest, if any, on the notes repurchased to, but excluding, the date of repurchase, subject to the right of holders of record on the applicable record date to receive interest due on the next interest payment date.
Within 30 days following any change of control triggering event with respect to the notes or, at LYB International Finance III’s option, prior to any change of control, but after public announcement of the transaction that constitutes or may constitute the change of control, a notice will be sent to holders of the notes describing the transaction that constitutes or may constitute the change of control triggering event and offering to repurchase such notes on the date specified in the applicable notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is sent (a “change of control payment date”). The notice may, if sent prior to the date of consummation of the change of control, state that the change of control offer is conditioned on the change of control triggering event occurring on or prior to the applicable change of control payment date.
Upon the change of control payment date, LYB International Finance III will, to the extent lawful:
•
accept for payment all notes or portions of notes properly tendered and not withdrawn pursuant to the change of control offer;

•
deposit with the paying agent an amount equal to the change of control payment in respect of all notes or portions of notes properly tendered and not withdrawn; and

•
deliver or cause to be delivered to the trustee the notes properly accepted together with an officers’ certificate stating the aggregate principal amount of notes or portions of notes being repurchased.

LYB International Finance III will not be required to make a change of control offer with respect to the notes upon the occurrence of a change of control triggering event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by LYB International Finance III and the third party repurchases all notes properly tendered and not withdrawn under its offer. In addition, LYB International Finance III will not repurchase any notes if there has occurred and is continuing on the change of control payment date an event of default with respect to the notes under the indenture, other than a default in the payment of the change of control payment upon a change of control triggering event with respect to the notes.

LYB International Finance III will comply with the applicable requirements of Rule 14e-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a change of control triggering event with respect to the notes. To the extent that the provisions of any securities laws or regulations conflict with the change of control offer provisions of the notes, LYB International Finance III will comply with those securities laws and regulations and will not be deemed to have breached its obligations under the change of control offer provisions of the notes by virtue of any such conflict.
For purposes of the change of control offer provisions of the notes, the following terms will be applicable:
“change of control” means the occurrence of any of the following: (1) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or more series of related transactions, of all or substantially all of LyondellBasell’s assets and the assets of its subsidiaries, taken as a whole, to any person, other than LyondellBasell or one of its subsidiaries; or (2) LyondellBasell becomes aware of (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) the acquisition by any person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), in a single transaction or in a related series of transactions, by way of acquisition, merger, amalgamation, consolidation, transfer, conveyance or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision) of more than 50% of the total voting power of the voting stock of LyondellBasell, other than by virtue of the imposition of a holding company, or the reincorporation of LyondellBasell in another jurisdiction, so long as the beneficial owners of the voting stock of LyondellBasell immediately prior to such transaction hold a majority of the voting power of the voting stock of such holding company or reincorporation entity immediately thereafter.
Notwithstanding the foregoing, a transaction will not be deemed to involve a change of control under clause (2) above if (i) LyondellBasell becomes a direct or indirect wholly owned subsidiary of a holding company and (ii)(A) the direct or indirect holders of the voting stock of such holding company immediately following that transaction are substantially the same as the holders of LyondellBasell’s voting stock immediately prior to that transaction or (B) immediately following that transaction no person (other than a holding company satisfying the requirements of this sentence) is the beneficial owner, directly or indirectly, of more than 50% of the voting stock of such holding company. The term “person,” as used in this definition, has the meaning given thereto in Section 13(d)(3) of the Exchange Act.
The definition of “change of control” includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of “all or substantially all” of LyondellBasell’s assets and the assets of LyondellBasell’s subsidiaries, taken as a whole.
Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise, established definition of the phrase under applicable law. Accordingly, the applicability of the requirement that LYB International Finance III offer to repurchase the notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of LyondellBasell’s assets and the assets of LyondellBasell’s subsidiaries, taken as a whole, to another person may be uncertain.
Notwithstanding the foregoing, the disposition of a “disposed group” will not constitute a change of control pursuant to clause (1) of the definition thereof. See “Description of Debt Securities — Limitation on Mergers and Consolidations” in the accompanying prospectus.
The occurrence of events that would constitute a change of control may also constitute an event of default under or require repurchase of LyondellBasell’s, LYB International Finance’s, LYB International Finance II’s or LYB International Finance III’s other indebtedness. Future indebtedness of LyondellBasell or its subsidiaries may contain prohibitions on certain events that would constitute a change of control or require such indebtedness to be repurchased upon a change of control. Moreover, the exercise by the holders of their right to require LYB International Finance III to repurchase the notes could cause a default under LyondellBasell’s or LYB International Finance III’s other indebtedness or credit facilities, even if the change of control itself does not, due to the financial effect of such repurchase on LyondellBasell or LYB International Finance III. Finally, LYB International Finance III’s ability to repurchase the notes upon a change of control triggering event with respect to the notes may be limited by its or LyondellBasell’s then existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make any required repurchases. See “Risk Factors — Risks Relating to the Notes — LYB International Finance III may not be able to fulfill its repurchase obligations in the event of a change of control triggering event.”
The provisions under the indenture relating to LYB International Finance III’s obligation to make an offer to repurchase the notes as a result of a change of control triggering event with respect to the notes may be waived or modified with the consent of the holders of a majority in aggregate principal amount of the notes.
“change of control triggering event” means the occurrence of both a change of control and a rating event.
“investment grade rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, and the equivalent investment grade credit rating from any replacement rating agency or rating agencies selected by LyondellBasell.
“Moody’s” means Moody’s Investors Service, Inc. and its successors.
“rating agencies” means (1) each of Moody’s and S&P and (2) if either of Moody’s or S&P ceases to rate the notes or fails to make a rating of the notes publicly available for reasons outside of LyondellBasell’s control, a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act selected by LyondellBasell (as certified by a resolution of LyondellBasell’s managing board) as a replacement agency for Moody’s or S&P, or all of them, as the case may be.
“rating event” means the rating on the notes is lowered by both of the two rating agencies and the notes are rated below an investment grade rating by both of the two rating agencies, in any case on any day during the period (which period will be extended so long as the rating of the notes is under publicly announced consideration for a possible downgrade by either of the rating agencies) commencing 60 days prior to the first public notice of the occurrence of a change of control or LyondellBasell’s intention to effect a change of control and ending 60 days following consummation of such change of control.
“S&P” means S&P Global Ratings, a division of S&P Global, Inc., and its successors.
“voting stock” means, with respect to any specified “person” (as that term is used in Section 13(d)(3) of the Exchange Act) as of any date, the capital stock of such person that is at the time entitled to vote generally in the election of the board of directors of such person.
Certain Covenants
Certain covenants in the indenture will limit LyondellBasell’s ability and the ability of its subsidiaries to:
•
create, incur or assume debt secured by liens;

•
enter into sale and lease-back transactions; and

•
merge, consolidate or transfer all or substantially all of LyondellBasell’s or LYB International Finance III’s assets.

For a description of these covenants, see “Description of Debt Securities — Limitation on Mergers and Consolidations” and “— Restrictive Covenants” in the accompanying base prospectus.
Redemption for Changes in Taxes
LYB International Finance III may redeem the notes, in whole but not in part, at its discretion at any time upon giving not less than 10 nor more than 60 days’ prior notice (which notice will be irrevocable), at a redemption price equal to 100% of the principal amount thereof, together with accrued and unpaid interest, if any, to the date fixed by LYB International Finance III for redemption and all additional amounts (if any) then due and which will become due on that date as a result of the redemption or otherwise (subject to the right of holders of the notes on the relevant record date to receive interest when due and additional amounts (if any) in respect thereof), if on the next date on which any amount would be payable in respect of the guarantees of the notes, LyondellBasell is or would be required to pay additional amounts (as described below under “— Additional Amounts”), and LyondellBasell cannot avoid any such payment obligation by taking reasonable measures available, and the requirement arises as a result of:
(1)   any change in, or amendment to, the laws or treaties (or any regulations, or rulings promulgated thereunder) of a Tax Jurisdiction affecting taxation which change or amendment becomes effective on or after the issue date (or, if a jurisdiction becomes a Tax Jurisdiction after the issue date, the date on which such jurisdiction became a Tax Jurisdiction under the indenture); provided, however, in the case of a successor entity of LyondellBasell, the change or amendment must become effective after the date that such successor entity first makes payment on the guarantees; or
(2)   any change in, or amendment to, the existing official position or the introduction of an official position regarding the application, administration or interpretation of such laws, treaties, regulations or rulings of a Tax Jurisdiction (including a holding, judgment or order by a court of competent jurisdiction or a change in published practice), which change, amendment application or interpretation becomes effective on or after the issue date (or, if a jurisdiction becomes a Tax Jurisdiction after the issue date, the date on which such jurisdiction became a Tax Jurisdiction under the indenture); provided, however, in the case of a successor entity of LyondellBasell, the change or amendment must become effective after the date that such successor entity first makes payment on the guarantees.
LYB International Finance III will not give any such notice of redemption earlier than 90 days prior to the earliest date on which LyondellBasell would be obligated to make such payment or withholding if a payment were then due, and at the time such notice is given, the obligation to pay additional amounts must remain in effect. Prior to the publication or, where relevant, sending of any notice of redemption pursuant to the foregoing, LYB International Finance III will deliver to the trustee an opinion of counsel to the effect that there has been such change or amendment that would entitle LYB International Finance III to redeem the notes under the indenture. In addition, before LYB International Finance III publishes or sends notice of redemption of the notes as described above, it will deliver to the trustee an officer’s certificate to the effect that LyondellBasell cannot avoid the obligation to pay additional amounts by taking reasonable measures available to it.
The trustee will accept such officer’s certificate and opinion of counsel as sufficient evidence of the existence and satisfaction of the conditions precedent as described above, in which event it will be conclusive and binding on the holders of the notes.
“Tax Jurisdiction” means any jurisdiction in which LyondellBasell (or a successor as guarantor) is incorporated or resident for tax purposes or any department or political subdivision thereof or therein or any jurisdiction from or through which payment is made or deemed to be made by LyondellBasell.
Additional Amounts
All payments made under or with respect to the guarantee of the notes will be made free and clear of and without withholding or deduction for, or on account of, any present or future taxes imposed or levied by or on behalf of any applicable Tax Jurisdiction unless the withholding or deduction of such taxes is then required by law. If any deduction or withholding for, or on account of, any taxes imposed or levied by or on behalf of any applicable Tax Jurisdiction, will at any time be required to be made from any payments made under or with respect to the guarantees, including, without limitation, payments of principal, redemption price, purchase price, interest or premium, LyondellBasell will pay such additional amounts as may be necessary in order that the aggregate net amounts received in respect of such payments by the beneficial owners of the notes in respect of the guarantees (including additional amounts) after such withholding, deduction or imposition will equal the respective amounts that would have been received in respect of such payments in the absence of such withholding or deduction; provided that no additional amounts will be payable with respect to:
(1)   any note presented for payment in the United Kingdom;

(2)   any taxes that would not have been imposed but for the holder’s or beneficial owner’s present or former connection with the relevant Tax Jurisdiction or but for any such connection on the part of a partner, beneficiary, settlor or shareholder of such holder or beneficial owner (other than any connection resulting from the acquisition, ownership, holding or disposition of the notes, the receipt of payments thereunder or under the guarantees and/or the exercise or enforcement of rights under the guarantees);
(3)   any taxes that are imposed or withheld as a result of the failure of the holder of the notes or beneficial owner of the notes to comply with any reasonable written request, made to that holder or beneficial owner in writing at least 30 days before any such withholding or deduction would be payable, by LYB International Finance III or LyondellBasell to provide timely and accurate information concerning the nationality, residence or identity of such holder or beneficial owner or to make any valid and timely declaration or similar claim or satisfy any certification, information or other reporting requirement, which is required or imposed by a statute, treaty, regulation or administrative practice of the relevant Tax Jurisdiction as a precondition to any exemption from or reduction in all or part of such taxes to which such holder or beneficial owner is entitled;
(4)   any note presented for payment more than 30 days after the relevant payment is first made available for payment to the holder (except to the extent that the holder would have been entitled to additional amounts had the note been presented on the last day of such 30-day period);
(5)   any payment of principal or interest on the notes made to any holder who is a fiduciary or partnership or any person other than the sole beneficial owner of such payment, to the extent that such payment would be required to be included in the income under the laws of the Tax Jurisdiction, for tax purposes, of a beneficiary or settlor with respect to such fiduciary, a member of such a partnership or the beneficial owner of such payment who would not have been entitled to the additional amounts had such beneficiary, settlor, member or beneficial owner been the actual holder of the notes;
(6)   any estate, inheritance, gift, sales, transfer, personal property or similar taxes;
(7)   any taxes payable other than by deduction or withholding from payments under, or with respect to, the notes or with respect to the guarantee of such notes;
(8)   any taxes imposed by the United States or any political subdivision thereof or tax authority therein, including any U.S. withholding and backup withholding taxes;
(9)   any taxes imposed, deducted or withheld pursuant to the Dutch Withholding Tax Act 2021 (Wet bronbelasting 2021); or
(10)   any combination of items (1) through (9) above.
If LyondellBasell becomes aware that it will be obligated to pay additional amounts pursuant to this covenant with respect to any payment with respect to the guarantee of the notes, LyondellBasell will deliver to the trustee on a date that is at least 30 days prior to the date of that payment (unless the obligation to pay such additional amounts arises after the 30th day prior to that payment date, in which case LyondellBasell shall notify the trustee promptly thereafter) an officer’s certificate of LyondellBasell stating the fact that such additional amounts will be payable pursuant to this covenant and the amount estimated to be so payable. Such officer’s certificate must also set forth any other information reasonably necessary to enable the paying agents to pay such additional amounts to holders of the notes on the relevant payment date. The trustee shall be entitled to rely solely on such officer’s certificate as conclusive proof that such payments are necessary. LyondellBasell will provide the trustee with documentation reasonably satisfactory to the trustee evidencing the payment of additional amounts.
LyondellBasell will make all withholdings and deductions required by law and will remit the full amount deducted or withheld to the relevant tax authority in accordance with applicable law with respect to payments in respect of the guarantees. Upon request, LyondellBasell will provide to the trustee an official receipt or, if official receipts are not obtainable, other documentation reasonably satisfactory to the trustee evidencing the payment of any taxes so deducted or withheld. Upon request, copies of those receipts or other documentation, as the case may be, will be made available by the trustee to the holders of the notes.

The obligations in this covenant will survive any transfer by a holder or beneficial owner of its notes and will apply mutatis mutandis to any jurisdiction in which any successor person to LyondellBasell is incorporated or resident for tax purposes or any jurisdiction from or through which such person makes any payment in respect of the guarantees of such notes and any department or political subdivision thereof or therein.
Future Issuances of Notes
LYB International Finance III may from time to time, without notice or the consent of the registered holders of notes, create and issue additional notes ranking identical to the notes described in this prospectus supplement (or in all respects except for the issue date, the public offering price, the initial interest payment date, if applicable, and the payment of interest accruing prior to the issue date of such additional notes), so that such additional notes shall be consolidated and form a single series with the notes offered hereby and shall have the same terms as to status, redemption or otherwise as the notes offered hereby; provided, however, that if such additional notes are not fungible with the notes offered hereby for U.S. federal income tax purposes, such additional notes will not have the same “CUSIP” number as the notes offered hereby. There will be no restrictions in the indenture for the notes on the amount of additional notes that LYB International Finance III might issue in the future. We may at any time purchase notes in the open market or otherwise at any price.
Book-Entry Systems
LYB International Finance III will issue the notes in the form of one or more fully registered global notes, without coupons, each of which we refer to as a “global note.” Each such global note will be registered in the name of a nominee of The Depository Trust Company, or DTC. Unless and until definitive notes are issued, all references to actions by holders of notes issued in global form refer to actions taken by DTC upon instructions from its participants, and all references to payments and notices to the holders refer to payments and notices to the nominee of DTC as the registered holder of such notes.
Where appropriate, links will be established among DTC, Euroclear Bank SA/NV, or the Euroclear Operator, as an operator of the Euroclear System, or Euroclear, and Clearstream Banking, S.A., or Clearstream, to facilitate the initial issuance of any notes sold outside of the United States and cross-market transfers of the notes associated with secondary market trading.
Although DTC, Euroclear and Clearstream have agreed to the procedures described below in order to facilitate transfers of global notes among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or continue to perform these procedures, and these procedures may be modified or discontinued at any time. None of LYB International Finance III or the trustee or any registrar and transfer agent with respect to the notes will have any responsibility for the performance by DTC, Euroclear, Clearstream or any of their respective direct or indirect participants of their respective obligations under the rules and procedures governing DTC’s, Euroclear’s or Clearstream’s operations.
While the following information concerning DTC, Euroclear and Clearstream and their respective book-entry systems has been obtained from sources that we believe to be reliable, we do not take any responsibility for the accuracy of that information.
DTC
DTC has advised us and the underwriters as follows:
DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended.
•
DTC holds securities for its participating organizations, referred to as “direct DTC participants,” and facilitates the clearance and settlement of securities transactions, such as transfers and pledges, in deposited securities, through electronic computerized book-entry changes in direct DTC participants’ accounts, thereby eliminating the need for physical movement of securities certificates.
Direct DTC participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to the DTC system is also available to others, referred to as “indirect DTC participants,” for example, securities brokers and dealers, banks, trust companies and clearing corporations, that clear through or maintain a custodial relationship with a direct DTC participant, either directly or indirectly.
•
DTC is owned by The Depository Trust & Clearing Corporation, which is owned by a number of its direct participants and by The New York Stock Exchange, Inc., NYSE American LLC and the Financial Industry Regulatory Authority, Inc.

•
The rules applicable to DTC and its direct and indirect participants are on file with the SEC.

Purchases of notes under the DTC system must be made by or through direct DTC participants, which will receive a credit for the notes in DTC’s records. The ownership interest of each actual purchaser of notes is in turn to be recorded on the direct and indirect DTC participants’ records. Beneficial owners of the notes will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect DTC participant through which the beneficial owner entered into the transaction. Transfers of ownership interests in the notes are to be accomplished by entries made on the books of direct and indirect DTC participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the notes, except in the event that use of the book-entry system for the notes is discontinued.
To facilitate subsequent transfers, all notes deposited by direct DTC participants are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of notes with DTC and their registration in the name of Cede & Co. or such other nominee do not affect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the notes; DTC’s records reflect only the identity of the direct DTC participants to whose accounts such notes are credited, which may or may not be the beneficial owners. The direct and indirect DTC participants will remain responsible for keeping account of their holdings on behalf of their customers.
Conveyance of notices and other communications by DTC to direct DTC participants, by direct DTC participants to indirect DTC participants, and by direct DTC participants and indirect DTC participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.
The laws of some jurisdictions may require that certain persons take physical delivery in definitive form of securities which they own. Consequently, those persons may be prohibited from purchasing beneficial interests in the global notes from any beneficial owner or otherwise.
So long as DTC’s nominee is the registered owner of the global notes, such nominee for all purposes will be considered the sole owner or holder of the notes for all purposes under the indenture. Except as provided below, beneficial owners will not be entitled to have any of the notes registered in their names, will not receive or be entitled to receive physical delivery of the notes in definitive form and will not be considered the owners or holders thereof under the indenture.
Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to the notes. Under its usual procedures, DTC mails an omnibus proxy to the issuer as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct DTC participants to whose accounts the notes are credited on the record date (identified in a listing attached to the omnibus proxy).
All payments on the global notes will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct DTC participants’ accounts upon DTC’s receipt of funds and corresponding detail information from trustees or issuers on payment dates in accordance with their respective holdings shown on DTC’s records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers registered in “street name,” and will be the responsibility of such participant and not of DTC, the trustee or LYB International Finance III, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal and interest to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) shall be the responsibility of the trustee or LYB International Finance III, disbursement of such payments to direct DTC participants shall be the responsibility of DTC, and disbursement of such payments to the beneficial owners shall be the responsibility of direct and indirect DTC participants.
DTC may discontinue providing its service as securities depositary with respect to the notes at any time by giving reasonable notice to us or the trustee. In addition, LYB International Finance III may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depositary). Under those circumstances, in the event that a successor securities depositary is not obtained, note certificates in fully registered form are required to be printed and delivered to beneficial owners of the global notes representing such notes.
None of LYB International Finance III, the trustee and the underwriters will have any responsibility or obligation to direct DTC participants, or the persons for whom they act as nominees, with respect to the accuracy of the records of DTC, its nominee or any direct DTC participant with respect to any ownership interest in the notes, or payments to, or the providing of notice to direct DTC participants or beneficial owners.
So long as the notes are in DTC’s book-entry system, secondary market trading activity in the notes will settle in immediately available funds. LYB International Finance III will make all applicable payments on the notes issued as global notes in immediately available funds.
Euroclear
Euroclear was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thus eliminating the need for physical movement of certificates and risk from lack of simultaneous transfers of securities and cash. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC.
Euroclear is operated by the Euroclear Operator under a contract with Euroclear Clearance Systems, S.C., a Belgian cooperative, or the “cooperative.” The Euroclear Operator conducts all operations, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the cooperative. The cooperative establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters of the securities offered by this prospectus supplement or one or more of their affiliates. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly. Euroclear is an indirect DTC participant.
The Euroclear Operator is a Belgian bank, which is regulated and examined by the Belgian Banking Commission and the National Bank of Belgium.
The Terms and Conditions Governing Use of Euroclear, the related Operating Procedures of Euroclear and applicable Belgian law govern securities clearance accounts and cash accounts with the Euroclear Operator. Specifically, these terms and conditions govern transfers of securities and cash within Euroclear, withdrawal of securities and cash from Euroclear and receipts of payments with respect to securities in Euroclear.
All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the terms and conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding securities through Euroclear participants.

Distributions with respect to the notes held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with Euroclear’s terms and conditions, to the extent received by the Euroclear Operator and by Euroclear.
Euroclear will record the ownership interests of its participants in much the same way as does DTC. If DTC is the depositary for the notes, it will record the total ownership of the notes of the U.S. agent of Euroclear as a participant in DTC. When the notes are to be transferred from the account of a direct DTC participant to the account of a Euroclear participant, the purchaser must send instructions to Euroclear through a Euroclear participant at least one day prior to settlement. Euroclear will instruct its U.S. agent to receive the notes against payment. After settlement, Euroclear will credit its participant’s account with the interest in the notes purchased. Credit for the notes will appear on the next day (European time).
In instances in which the notes are held by DTC or its nominee, settlement will take place during New York business hours. Direct DTC participants will be able to employ their usual procedures for sending the notes to the relevant U.S. agent acting for the benefit of Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. As a result, to the direct DTC participant, a cross-market transaction will settle no differently than a trade between two direct DTC participants.
When a Euroclear participant wishes to transfer the notes to a direct DTC participant, the seller will be required to send instructions to Euroclear through a Euroclear participant at least one business day prior to settlement. In these cases, Euroclear will instruct its U.S. agent to transfer these notes against payment for them. The payment will then be reflected in the account of the Euroclear participant the following day, with the proceeds back-valued to the value date, which would be the preceding day, when settlement occurs in New York. If settlement is not completed on the intended value date, that is, the trade fails, proceeds credited to the Euroclear participant’s account will instead be valued as of the actual settlement date.
You should be aware that you will only be able to make and receive deliveries, payments and other communications involving the notes through Euroclear on the days when Euroclear is open for business. Euroclear may not be open for business on days when banks, brokers and other institutions are open for business in the United States. In addition, because of time zone differences, problems may occur when completing transactions involving Euroclear on the same business day as in the United States.
Clearstream
Clearstream was incorporated as a limited liability company under Luxembourg law. Clearstream is owned by the Deutsche Borse Group. The shareholders of this entity are banks, securities dealers and financial institutions. Clearstream holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream customers through electronic book-entry changes in accounts of Clearstream customers, thus eliminating the need for physical movement of certificates. Clearstream provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities, securities lending and borrowing and collateral management. Clearstream interfaces with domestic markets in a number of countries. Clearstream has established an electronic bridge with the Euroclear Operator to facilitate settlement of trades between Clearstream and Euroclear.
As a registered bank in Luxembourg, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector. Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. In the United States, Clearstream participants are limited to securities brokers and dealers and banks, and may include the underwriters of the securities offered by means of this prospectus supplement or one or more of their affiliates. Other institutions that maintain a custodial relationship with a Clearstream participant may obtain indirect access to Clearstream. Clearstream is an indirect DTC participant.
Distributions with respect to the notes held beneficially through Clearstream will be credited to cash accounts of Clearstream participants in accordance with its rules and procedures, to the extent received by Clearstream.

Clearstream will record the ownership interests of its participants in much the same way as does DTC. If DTC is the depositary for the notes, it will record the total ownership of the notes of the U.S. agent of Clearstream as a participant in DTC. When the notes are to be transferred from the account of a direct DTC participant to the account of a Clearstream participant, the purchaser must send instructions to Clearstream through a Clearstream participant at least one day prior to settlement. Clearstream will instruct its U.S. agent to receive the notes against payment. After settlement, Clearstream will credit its participant’s account with the interest in the notes. Credit for the notes will appear on the next day (European time).
In instances in which the notes are held by DTC or its nominee, settlement will take place during New York business hours. Direct DTC participants will be able to employ their usual procedures for sending the notes to the relevant U.S. agent acting for the benefit of Clearstream participants. The sale proceeds will be available to the DTC seller on the settlement date. As a result, to the direct DTC participant, a cross-market transaction will settle no differently than a trade between two direct DTC participants.
When a Clearstream participant wishes to transfer the notes to a direct DTC participant, the seller will be required to send instructions to Clearstream through a Clearstream participant at least one business day prior to settlement. In these cases, Clearstream will instruct its U.S. agent to transfer these notes against payment for them. The payment will then be reflected in the account of the Clearstream participant the following day, with the proceeds back-valued to the value date, which would be the preceding day, when settlement occurs in New York. If settlement is not completed on the intended value date, that is, the trade fails, proceeds credited to the Clearstream participant’s account will instead be valued as of the actual settlement date.
You should be aware that you will only be able to make and receive deliveries, payments and other communications involving the notes through Clearstream on the days when Clearstream is open for business. Clearstream may not be open for business on days when banks, brokers and other institutions are open for business in the United States. In addition, because of time zone differences, problems may occur when completing transactions involving Clearstream on the same business day as in the United States.

TAX CONSEQUENCES
Certain U.S. Federal Income Tax Considerations
The following discussion is a summary of certain U.S. federal income tax considerations relevant to the ownership and disposition of the notes issued pursuant to this offering, but does not purport to be a complete analysis of all potential tax effects. The effects of other U.S. federal tax laws, such as estate and gift tax laws, the Medicare tax on certain investment income, and any applicable state, local or foreign tax laws are not discussed. This discussion is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service (the “IRS”), in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a holder of the notes. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the ownership and disposition of the notes.
This discussion is limited to holders who hold the notes as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment). In addition, this discussion is limited to persons purchasing the notes for cash at original issue and at their original “issue price” within the meaning of Section 1273 of the Code (i.e., the first price at which a substantial amount of the notes is sold to the public (not including bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers) for cash). This discussion does not address all U.S. federal income tax consequences relevant to a holder’s particular circumstances. In addition, it does not address consequences relevant to holders subject to special rules, including, without limitation:
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U.S. expatriates and former citizens or long-term residents of the United States;

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persons subject to the alternative minimum tax;

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U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;

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persons holding the notes as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

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banks, insurance companies, and other financial institutions;

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real estate investment trusts or regulated investment companies;

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brokers, dealers or traders in securities;

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“controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;

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S corporations, partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);

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tax-exempt organizations or governmental organizations;

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persons deemed to sell the notes under the constructive sale provisions of the Code; and

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persons subject to special tax accounting rules as a result of any item of gross income with respect to the notes being taken into account in an applicable financial statement.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds the notes, the tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Accordingly, partnerships holding the notes and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax considerations relevant to them of the ownership and disposition of the notes.

THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE OWNERSHIP AND DISPOSITION OF THE NOTES ARISING UNDER OTHER U.S. FEDERAL TAX LAWS (INCLUDING ESTATE AND GIFT TAX LAWS), UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.
Certain Additional Payments
In certain circumstances (see “Description of the Notes — Optional Redemption”, “Description of the Notes — Additional Amounts” and “Description of the Notes — Change of Control Offer”), we may be obligated to pay amounts on the notes that are in excess of stated interest or principal on the notes. These potential payments may cause the notes to be subject to the special method of taxation that applies to certain debt instruments that provide for one or more contingent payments (“contingent payment debt instruments”).
We do not intend to treat the possibility of paying such additional amounts as causing the notes to be treated as contingent payment debt instruments. It is possible that the IRS may take a different position, in which case, if such position is sustained, a holder might be required to accrue ordinary interest income at a higher rate than the stated interest rate and to treat as ordinary income rather than capital gain any gain realized on the taxable disposition of the notes. The remainder of this discussion assumes that the notes will not be treated as contingent payment debt instruments. You are encouraged to consult your tax advisor regarding the possible application to the notes of the contingent payment debt instrument rules.
Tax Considerations Applicable to U.S. Holders
The following is a summary of certain U.S. federal income tax considerations relevant to U.S. Holders (as defined below).
Definition of a U.S. Holder
For purposes of this discussion, a “U.S. Holder” is a beneficial owner of a note that, for U.S. federal income tax purposes, is or is treated as:
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an individual who is a citizen or resident of the United States;

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a corporation created or organized under the laws of the United States, any state thereof, or the District of Columbia;

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an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

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a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code), or (2) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

Payments of Interest
Interest on a note generally will be taxable to a U.S. Holder as ordinary income at the time such interest is received or accrued, in accordance with such U.S. Holder’s method of tax accounting for U.S. federal income tax purposes. LYB International Finance III considers, and the remainder of this discussion of certain material U.S. federal income tax considerations assumes that, payments of interest on the notes will have a U.S. source.
Sale or Other Taxable Disposition
A U.S. Holder will recognize gain or loss on the sale, exchange, redemption, retirement or other taxable disposition of a note. The amount of such gain or loss will generally equal the difference between the amount of cash and the fair market value of any property received for the note (less amounts attributable to any accrued but unpaid interest, which will be taxable as ordinary interest income to the extent not previously included in income) and the U.S. Holder’s adjusted tax basis in the note. A U.S. Holder’s adjusted tax basis in a note generally will be equal to the amount the U.S. Holder paid for the note. Any gain or loss will generally be capital gain or loss, and will be long-term capital gain or loss if the U.S. Holder has held the note for more than one year at the time of sale or other taxable disposition. Otherwise, such gain or loss will be short-term capital gain or loss. Long-term capital gains recognized by certain non-corporate U.S. Holders, including individuals, generally will be taxable at a reduced rate. The deductibility of capital losses is subject to limitations.
Information Reporting and Backup Withholding
A U.S. Holder may be subject to information reporting and backup withholding when such holder receives payments on a note or receives proceeds from the sale or other taxable disposition of a note (including a redemption or retirement of a note). Certain U.S. Holders (including corporations) are exempt from backup withholding (currently at a rate of 24 percent). A U.S. Holder will be subject to backup withholding if such holder is not otherwise exempt and:
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the holder fails to furnish the holder’s taxpayer identification number, which for an individual is ordinarily his or her social security number;

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the holder furnishes an incorrect taxpayer identification number;

•
the applicable withholding agent is notified by the IRS that the holder previously failed to properly report payments of interest or dividends; or

•
the holder fails to certify under penalties of perjury that the holder has furnished a correct taxpayer identification number and that the IRS has not notified the holder that the holder is subject to backup withholding.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS. A U.S. Holder who does not timely provide a correct taxpayer identification number may also be subject to penalties imposed by the IRS. U.S. Holders should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.
Tax Considerations Applicable to Non-U.S. Holders
The following is a summary of certain U.S. federal income tax consequences applicable to Non-U.S. Holders (as defined below).
Definition of a Non-U.S. Holder
For purposes of this discussion, a “Non-U.S. Holder” is a beneficial owner of a note that is neither a U.S. Holder nor an entity or arrangement treated as a partnership for U.S. federal income tax purposes.
Payments of Interest
Subject to the discussion of backup withholding and FATCA below, interest paid on a note to a Non-U.S. Holder that is not effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States generally will not be subject to U.S. federal income tax, or withholding tax of 30% (or such lower rate specified by an applicable income tax treaty), provided that:
•
the Non-U.S. Holder does not, actually or constructively, own 10% or more of the total combined voting power of all classes of our voting stock within the meaning of the Code and applicable U.S. Treasury Regulations;

•
the Non-U.S. Holder is not a bank receiving the interest pursuant to a loan made in the ordinary course of its trade or business;

•
the Non-U.S. Holder is not a controlled foreign corporation related to us through actual or constructive stock ownership; and

•
any of (1) the Non-U.S. Holder certifies in a statement provided to the applicable withholding agent under penalties of perjury that it is not a United States person and provides its name and address; (2) a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business and holds the note on behalf of the Non-U.S. Holder certifies to the applicable withholding agent under penalties of perjury that it, or the financial institution between it and the Non-U.S. Holder, has received from the Non-U.S. Holder a statement under penalties of perjury that such holder is not a United States person and provides a copy of such statement to the applicable withholding agent; or (3) the Non-U.S. Holder holds its note directly through a “qualified intermediary” (within the meaning of applicable U.S. Treasury Regulations) and certain conditions are satisfied.

If a Non-U.S. Holder does not satisfy the requirements above, such Non-U.S. Holder may be entitled to a reduction in or an exemption from withholding on such interest as a result of an applicable tax treaty. To claim such entitlement, the Non-U.S. Holder must provide the applicable withholding agent with a properly executed IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) claiming a reduction in or exemption from withholding tax under the benefit of an income tax treaty between the United States and the country in which the Non-U.S. Holder resides or is established.
If interest paid to a Non-U.S. Holder is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such interest is attributable), the Non-U.S. Holder will be exempt from the U.S. federal withholding tax described above. To claim the exemption, the Non-U.S. Holder must furnish to the applicable withholding agent a valid IRS Form W-8ECI, certifying that interest paid on a note is not subject to withholding tax because it is effectively connected with the conduct by the Non-U.S. Holder of a trade or business within the United States.
Any such effectively connected interest generally will be subject to U.S. federal income tax at the regular graduated rates. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected earnings and profits, as adjusted for certain items.
The certifications described above must be provided to the applicable withholding agent prior to the payment of interest and must be updated periodically. Non-U.S. Holders that do not timely provide the applicable withholding agent with the required certification, but that qualify for a reduced rate under an applicable income tax treaty, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. Holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.
Sale, Exchange, or Other Taxable Disposition of the Notes
Subject to the discussion of backup withholding below, a Non-U.S. Holder will not be subject to U.S. federal income tax on any gain realized upon the sale, exchange, redemption, retirement or other taxable disposition of a note (such amount excludes any amount allocable to accrued and unpaid interest, which generally will be treated as interest and may be subject to the rules discussed above in “— Payments of Interest”) unless:
•
the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such gain is attributable); or

•
the Non-U.S. Holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met.

Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular graduated rates. A Non-U.S. Holder that is a foreign corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected earnings and profits, as adjusted for certain items.
Gain realized by a Non-U.S. Holder described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty), which may be offset by U.S. source capital losses of the Non-U.S. Holder (even though the individual is not considered a resident of the United States), provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.
If you are eligible for the benefits of an income tax treaty between the United States and your country of residence, the U.S. federal income tax treatment of any such gain described above may be modified in the manner specified by the treaty. Non-U.S. Holders should consult their tax advisors regarding any applicable income tax treaties that may provide for different rules.
Information Reporting and Backup Withholding
Payments of interest generally will not be subject to backup withholding (currently at a rate of 24 percent), provided the applicable withholding agent does not have actual knowledge or reason to know the holder is a United States person and the holder certifies its non-U.S. status as described above under “— Payments of Interest.” However, information returns are required to be filed with the IRS in connection with any interest paid to the Non-U.S. Holder, regardless of whether any tax was actually withheld. In addition, proceeds of the sale or other taxable disposition of a note (including a retirement or redemption of the note) within the United States or conducted through certain U.S.-related brokers generally will not be subject to backup withholding or information reporting, if the applicable withholding agent receives the statement described above and does not have actual knowledge or reason to know that such holder is a United States person or the holder otherwise establishes an exemption. Proceeds of a sale or other disposition (including a retirement or redemption) of a note paid outside the United States and conducted through a non-U.S. office of a non-U.S. broker generally will not be subject to backup withholding or information reporting. However, additional information reporting, but generally not backup withholding, may apply to those payments (in the same manner as a sale or other disposition to or through the U.S. office of a broker) if the broker has certain connections to the United States.
Copies of information returns that are filed with the IRS may also be made available under the provisions of an applicable treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides or is established.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.
FATCA
Withholding taxes may be imposed under Sections 1471 to 1474 of the Code (such Sections commonly referred to as the Foreign Account Tax Compliance Act, or “FATCA”) on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on payments of interest unless (1) the foreign financial institution undertakes certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in (1) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.
Prospective investors should consult their tax advisors regarding the potential application of withholding under FATCA to their investment in the notes.
Holders should consult their tax advisors as to particular tax consequences to them of holding and disposing of the notes, including the applicability and effect of any foreign, state, local or other tax laws, and of any pending or subsequent changes in applicable laws.

Material Dutch Tax Considerations
The following summary of the material Dutch tax consequences of the acquisition, holding and disposition of a note, is based on the Dutch tax law as applied and interpreted by Dutch tax courts and as published and in effect on the date of this prospectus supplement, including the tax rates applicable on that date, without prejudice to any amendments introduced at a later date and implemented with or without retroactive effect.
The following summary is intended as general information only. It does not purport to be a comprehensive or complete description of all aspects of Dutch tax law which could be relevant to a holder of notes. Prospective investors should consult their professional advisors on the tax consequences of their acquiring, holding and disposing of a note.
For Dutch tax purposes, a holder of a note may include an individual or entity that does not hold the legal title of the notes, but to whom or to which, the notes are, or income from the notes is, nevertheless attributed based either on this individual or entity owning a beneficial interest in the notes or on specific statutory provisions. These include statutory provisions attributing notes to an individual who is, or who has directly or indirectly inherited from a person who was, the settlor, grantor or similar originator of a trust, foundation or similar entity that holds the notes.
Any reference in this summary made to Dutch taxes, Dutch tax or Dutch tax law should be construed as a reference to any taxes of any nature levied by or on behalf of the Netherlands or any of its subdivisions or taxing authorities or to the law governing such taxes, respectively.
This summary does not describe any Dutch tax considerations or consequences that may be relevant where a holder of a note:
(i)
is not considered the beneficial owner (uiteindelijk gerechtigde) of the note or the benefits derived from or realized in respect of the note;

(ii)
has a substantial interest (aanmerkelijk belang) or a fictitious substantial interest (fictief aanmerkelijk belang) in LYB International Finance III or LyondellBasell within the meaning of chapter 4 of the Dutch Income Tax Act 2001 (Wet inkomstenbelasting 2001). Generally, a noteholder has a substantial interest in a company if the noteholder, alone or — in the case of an individual — together with a partner for Dutch tax purposes, or any relative by blood or by marriage in the ascending or descending line (including foster-children) of the noteholder or the partner, owns or holds, or is deemed to own or hold, certain rights to shares, including rights to directly or indirectly acquire shares, directly or indirectly representing 5% or more of the company’s issued capital as a whole or for any class of shares or profit participating certificates (winstbewijzen) relating to 5% or more of the company’s annual profits or 5% or more of the company’s liquidation proceeds;

(iii)
is an individual and such holder’s income or capital gains derived from the note are attributable to employment activities, the income from which is taxable in the Netherlands;

(iv)
is an entity that under the Dutch Corporate Income Tax Act 1979 (Wet op de vennootschapsbelasting 1969) (the “CITA”) is not subject to Dutch corporate income tax or is fully or partly exempt from Dutch corporate income tax (such as a qualifying pension fund as described in Section 5 CITA and a tax exempt investment fund (vrijgestelde beleggingsinstelling) as described in Section 6a CITA), or is an entity that is not a tax resident in the Netherlands and that has a function comparable to a tax exempt investment fund (vrijgestelde beleggingsinstelling) as described in Section 6a CITA);

(v)
is an investment institution (beleggingsinstelling) as described in Section 28 CITA, or is an entity that is not a tax resident in the Netherlands and that has a function comparable to an investment institution (beleggingsinstelling) as described in Section 28 CITA; or

(vi)
is an entity that is related (gelieerd) to LyondellBasell within the meaning of the Withholding Tax Act 2021 (Wet Bronbelasting 2021). An entity is considered related if (i) it has a Qualifying Interest in LyondellBasell, (ii) LyondellBasell has a Qualifying Interest in such entity, or (iii) a third party has a Qualifying Interest in both LyondellBasell and such entity. The term Qualifying Interest means a direct or indirectly held interest — either by an entity individually or jointly if an entity is part of a collaborating group (samenwerkende groep) — that enables such entity or such collaborating group to exercise a definite influence over another entities’ decisions, such as LyondellBasell or the holder of a note as the case may be, and allows it to determine the other entities’ activities.

Withholding tax
All payments made by LYB International Finance III or LyondellBasell of interest and principal under the notes can be made free of withholding or deduction of any taxes of whatsoever nature imposed, levied, withheld or assessed by the Netherlands or any political subdivision or taxing authority thereof or therein.
Taxes on income and capital gains
Non-Residents of the Netherlands
The description of certain Dutch tax consequences in this summary is only intended for the following holders of notes:
(i)
individuals who are not a resident and not deemed to be a resident of the Netherlands (“Non-Dutch Resident Individuals”); and

(ii)
entities that are not a resident and not deemed to be a resident of the Netherlands (“Non-Dutch Resident Corporate Entities”).

Non-Dutch Resident Individuals
A Non-Dutch Resident Individual will not be subject to any Dutch taxes on income or capital gains derived from the purchase, ownership and disposal or transfer of the notes, other than withholding tax as described above, unless:
(i)
the Non-Dutch Resident Individual derives profits from an enterprise, whether as entrepreneur or pursuant to a co-entitlement to the net worth of this enterprise other than as an entrepreneur or shareholder, and this enterprise is fully or partly carried on through a permanent establishment (vaste inrichting) or a permanent representative (vaste vertegenwoordiger) in the Netherlands, to which the notes are attributable;

(ii)
the Non-Dutch Resident Individual derives benefits from miscellaneous activities carried out in the Netherlands in respect of the notes, including activities which are beyond the scope of active portfolio investment activities; or

(iii)
the Non-Dutch Resident Individual is entitled to a share — other than by way of securities — in the profits of an enterprise, which is effectively managed in the Netherlands and to which the notes are attributable.

Non-Dutch Resident Corporate Entities
A Non-Dutch Resident Corporate Entity will not be subject to any Dutch taxes on income or capital gains derived from the purchase, ownership and disposal or transfer of the notes, other than withholding tax as described above, unless:
(i)
the Non-Dutch Resident Corporate Entity derives profits from an enterprise, which is fully or partly carried on through a permanent establishment or a permanent representative in the Netherlands to which the notes are attributable; or

(ii)
the Non-Dutch Resident Corporate Entity is entitled to a share — other than by way of securities — in the profits of an enterprise or a co-entitlement to the net worth of an enterprise, which is effectively managed in the Netherlands and to which the notes are attributable.

Under certain specific circumstances, Dutch taxation rights may be restricted for Non-Dutch Resident Individuals and Non-Dutch Resident Corporate Entities pursuant to treaties for the avoidance of double taxation.
Gift and inheritance taxes
Dutch gift or inheritance taxes will not be levied on the occasion of the transfer of a note by way of gift by, or on the death of, a holder of a note, unless:
(i)
such holder of a note is a resident, or is deemed to be a resident, of the Netherlands at the time of the gift or death of such noteholder;

(ii)
such holder of a note dies within 180 days after the date of the gift of the notes and was, or was deemed to be, a resident of the Netherlands at the time of such noteholder’s death but not at the time of the gift; or

(iii)
the gift of the notes is made under a condition precedent and such noteholder is a resident, or is deemed to be a resident, of the Netherlands at the time the condition is fulfilled.

Value added tax
The issuance or transfer of a note, and payments of interest and principal under a note, will not be subject to Dutch value added tax.
Other taxes and duties
The subscription, issue, placement, allotment, delivery or transfer of a note will not be subject to registration tax, stamp duty or any other similar tax or duty payable in the Netherlands.
Residence
A holder of a note will not become a resident, or be deemed a resident, of the Netherlands for tax purposes and, subject to the exceptions set out above, will not otherwise be subject to Dutch taxation, by reason only of acquiring, holding or disposing of a note or the execution, performance, delivery and/or enforcement of a note.
Exchange of financial account information
Pursuant to the Multilateral Competent Authority Agreement on automatic exchange of financial account information and Council Directive 2011/16/EU on administrative co-operation in the field of taxation (as amended by Council Directive 2014/107/EU and as amended further by Council Directive 2015/2376/EU, Council Directive 2016/881/EU, Council Directive 2016/2258/EU, Council Directive 2018/ 822/EU and Council Directive 2021/514), and the implementation thereof in the Dutch tax legislation, the Netherlands will exchange financial account information with certain other states. Financial account information includes the gross amount of interest paid or credited to a qualifying custodial or depositary account. Such information can be exchanged automatically, spontaneously or upon the request of the other state.

Material U.K. Tax Considerations
The following comments are of a general nature, based on current U.K. tax law and published practice of His Majesty’s Revenue & Customs (“HMRC”) as at the date of this prospectus supplement, all of which are subject to change, possibly with retrospective effect. The following is a general summary only of the U.K. withholding tax treatment of payments of interest on the notes and under the guarantees, together with some general statements about stamp duty and stamp duty reserve tax. The comments are not exhaustive, and do not deal with other U.K. tax aspects of acquiring, holding, disposing of or dealing in the notes. The comments below only apply to persons who are beneficial owners of the notes and do not necessarily apply where any payment on the notes is deemed for tax purposes to be the income of any other person. Any prospective purchasers of any notes who are in doubt as to their own tax position, or who may be subject to tax in a jurisdiction other than the U.K., should consult their own professional advisor.
References to “interest” under this section mean interest as understood under U.K. tax laws.
Withholding or deduction of U.K. tax on payments of interest by LYB International Finance III or under the Guarantees
(i)
Payments of interest by LYB International Finance III

LYB International Finance III does not consider payments of interest on the notes to have a U.K. source and accordingly LYB International Finance III intends to make payments of interest on the notes without withholding or deduction for or on account of U.K. income tax.
If the interest on the notes does have a U.K. source (“U.K. interest”) it will generally be paid by LYB International Finance III under deduction of U.K. income tax at the basic rate (currently 20%) unless (i) a relief applies, or (ii) LYB International Finance III has received a direction to the contrary from HMRC in respect of such relief as may be available pursuant to the provisions of any applicable double taxation treaty. If U.K. interest were paid under deduction of U.K. income tax, beneficial owners of notes who are not resident in the U.K. may be able to recover all or part of the tax deducted if there is an appropriate provision in an applicable double taxation treaty.
No additional amounts will be payable to any person with respect to any such withholding or deduction on payments of interest on the notes by LYB International Finance III.
(ii)
Payments under the Guarantees

LyondellBasell Industries is tax resident in the United Kingdom. If LyondellBasell makes any payments in respect of interest on the notes as guarantor, it is possible that such payments may be subject to U.K. withholding tax at the basic rate (currently 20%). Any such withholding would be subject to any relief that may be available and claimed under any applicable double tax treaty, or to any other exemption which may apply.
Subject to certain exceptions and limitations, LyondellBasell will pay such additional amounts in respect of its guarantee of the notes as may be necessary so that the aggregate net amount received by each beneficial owner of the notes will not be less than the amount the beneficial owner would have received in the absence of such withholding.
Stamp duty and stamp duty reserve tax
If no register of the notes is maintained in the U.K., no U.K. stamp duty or stamp duty reserve tax will be payable on (i) the issue of the notes into DTC, Euroclear or Clearstream or (ii) any transfer of the notes once they are issued into DTC, Euroclear or Clearstream, where such transfer is effected in electronic book entry form in accordance with the procedures of DTC, Euroclear or Clearstream (as applicable) such that there is no written instrument in respect of the transfer.

Certain Details of the Proposed European Financial Transactions Tax
On February 14, 2013, the European Commission published a proposal (the “Commission’s Proposal”) for a Directive for a common financial transactions tax (“FTT”) in Belgium, Germany, Estonia, Greece, Spain, France, Italy, Austria, Portugal, Slovenia and Slovakia (the “participating Member States”).
However, Estonia has since stated that it will not participate. The Commission’s Proposal had a very broad scope and could, if introduced, apply to certain dealings in the notes (including secondary market transactions but not issuances) and persons both within and outside of the participating Member States.
The Commission’s Proposal has not yet been implemented. The Commission has stated, however, that if no agreement was reached by the participating Member States by the end of 2022, the Commission would make new proposals. The Commission stated that it would endeavor to make any such proposals by June 2024, with a view to introducing such proposals on January 1, 2026. However, at the current time, the status of the participating Member States’ negotiations, and the scope and timing of any new proposals by the Commission, remain unclear.
Prospective holders of the notes are advised to seek their own professional advice in relation to the FTT.

UNDERWRITING
We have entered into an underwriting agreement with ING Financial Markets LLC and Morgan Stanley & Co. LLC as representatives of the several underwriters named below. Under the terms and subject to the conditions contained in the underwriting agreement, we have agreed to sell to each underwriter named below, and each underwriter has severally agreed to purchase from us, the principal amount of notes set forth opposite that underwriter’s name:
Underwriter	Principal Amount of Notes
ING Financial Markets LLC	$
Morgan Stanley & Co. LLC	$
Total	$
The underwriting agreement provides that the underwriters are obligated, severally and not jointly, to purchase all the notes in the offering if any are purchased. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may be increased or the offering may be terminated.
The representatives have advised us that the underwriters propose to offer the notes to the public at the public offering price set forth on the cover page of this prospectus supplement. After the initial offering, the public offering price, concession or any other term of the offering may be changed.
The following table shows the underwriting discounts to be paid to the underwriters by us in connection with this offering.
	Per Note	Total
% Guaranteed Notes due 20	%	$
We estimate that the total expenses payable by us for this offering, excluding the underwriting discounts, will be approximately $      million.
We have agreed to indemnify the several underwriters, their directors, officers and employees, their selling agents and their controlling persons against certain liabilities under the Securities Act, the Exchange Act or other federal or state statutory law or regulation or contribute to payments that the underwriters, their directors, officers and employees, their selling agents and their controlling persons may be required to make in that respect.
This series of notes is a new issue of securities, and there is currently no established trading market for the notes. The underwriters have advised us that they intend to make a market in the notes but they are not obligated to do so and may discontinue any market making in the notes at any time at their sole discretion. We do not intend to apply for a listing of the notes on any securities exchange or interdealer quotation system. Accordingly, we cannot assure you that a liquid trading market will develop for the notes, that you will be able to sell your notes at a particular time or that the prices you receive when you sell will be favorable.
In connection with the offering of the notes, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the notes. Specifically, the underwriters may over allot in connection with the offering of the notes, creating a syndicate short position. In addition, the underwriters may bid for, and purchase, notes in the open market to cover syndicate short positions or to stabilize the price of the notes. Finally, the underwriters may impose a penalty bid. The underwriting syndicate may reclaim selling concessions allowed for distributing the notes in this offering, if the syndicate repurchases previously distributed notes in syndicate covering transactions, stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the notes above independent market levels. The underwriters are not required to engage in any of these activities and may end any of them at any time.
The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Certain of the underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for us and our affiliates, for which they received or will receive customary fees and expenses. For example, the underwriters and/or their respective affiliates are lenders under our revolving credit facility.
In addition, in the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of ours or of our affiliates. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments. If any of the underwriters or their affiliates have a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, certain other of those underwriters or their affiliates are likely to hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby.
One or more of the underwriters may use affiliates or other appropriately licensed entities for sales of the notes in jurisdictions in which such underwriter or underwriters are not otherwise permitted.
Selling Restrictions
The notes may be offered and sold in the United States and certain jurisdictions outside the United States in which such offer and sale is permitted.
Canada
The notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(l)of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement or accompanying prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
European Economic Area (the “EEA”)
This prospectus supplement has been prepared on the basis that any offer of notes in any Member State of the EEA will be made pursuant to an exemption under Regulation (EU) 2017/1129 (as amended, the “EU Prospectus Regulation”) from the requirement to publish a prospectus for offers of notes. For the avoidance of doubt, whilst this document is referred to as a ‘prospectus supplement’ and there are references herein to a ‘prospectus’, neither this document nor any document referred to in it has been approved in accordance with the EU Prospectus Regulation.

Prohibition of Sales to EEA Retail Investors — The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the EEA. For these purposes:
a)
the expression “retail investor” means a person who is one (or more) of the following:

i)
a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, the “EU MiFID II”);

ii)
a customer within the meaning of Directive (EU) 2016/97 (as amended, the “EU Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of the EU MiFID II; or

iii)
not a qualified investor as defined in Article 2(e) of the EU Prospectus Regulation; and

b)
the expression “offer” includes the communication in any form and by any means, presenting sufficient information on the terms of the offer and the securities to be offered, so as to enable an investor to decide to purchase or subscribe for those securities.

Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “EU PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the EU PRIIPs Regulation.
In the EEA, this document is only directed at non-retail investors (being persons who are not retail investors as defined above) and any investment or investment activity to which this document relates is available only to, and will be engaged in only with, non-retail investors. Any person in the EEA who is a retail investor should not act or rely on this document, the prospectus or either of their contents. Each person in the EEA who purchases any of the notes will be deemed to have represented and warranted that they are a non-retail investor.
United Kingdom (the “U.K.”)
This prospectus supplement has been prepared on the basis that any offer of notes in the U.K. will be made pursuant to an exemption under the UK Prospectus Regulation from the requirement to publish a prospectus for offers of notes. For the avoidance of doubt, whilst this document is referred to as a ‘prospectus supplement’ and there are references herein to a ‘prospectus’, neither this document nor any document referred to in it has been approved in accordance with the UK Prospectus Regulation. The “UK Prospectus Regulation” means the EU Prospectus Regulation as it forms part of retained EU law by virtue of the European Union (Withdrawal) Act 2018 (as amended, and together with any statutory instruments made in exercise of the powers conferred by such Act, the “EUWA”).
Prohibition of Sales to U.K. Retail Investors — The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the U.K. For these purposes:
a)
the expression “retail investor” means a person who is one (or more) of the following:

i)
a retail client as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of retained EU law by virtue of the EUWA;

ii)
a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (as amended, the “FSMA”) and any rules or regulations made under the FSMA to implement the EU Insurance Distribution Directive, where that customer would not qualify as a professional client as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of retained EU law by virtue of the EUWA; or

iii)
not a qualified investor as defined in Article 2(e) of the UK Prospectus Regulation; and

b)
the expression “offer” includes the communication in any form and by any means, presenting sufficient information on the terms of the offer and the securities to be offered, so as to enable an investor to decide to purchase or subscribe for those securities.

Consequently, no key information document required by the EU PRIIPs Regulation as it forms part of retained EU law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the U.K. has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the U.K. may be unlawful under the UK PRIIPs Regulation.
In connection with this offering, the underwriters are not acting for anyone other than us and will not be responsible to anyone other than us for providing the protections afforded to their clients nor for providing advice in relation to this offering.
In the U.K., this document is only directed at non-retail investors (being persons who are not retail investors as defined above) who are also: (i) persons having professional experience in matters relating to investments who fall within the definition of “investment professionals” in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”); (ii) high net worth bodies corporate, unincorporated associations and partnerships and trustees of high value trusts as described in Article 49(2)(a) to (c) of the Financial Promotion Order; or (iii) persons to whom an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). In the U.K., any investment or investment activity to which this document relates is available only to, and will be engaged in only with, relevant persons. Any person in the U.K. who is not a relevant person should not act or rely on this document, the prospectus or either of their contents. Each person in the U.K. who purchases any of the notes will be deemed to have represented and warranted that they are a relevant person.
Hong Kong
The notes have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document other than (i) to “professional investors” as defined in the Securities and Futures Ordinance (Cap.571 of the Laws of Hong Kong) (the “SFO”) and any rules made under the SFO, or (ii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap.32 of the Laws of Hong Kong) (the “C(WUMP)O”) or which do not constitute an offer to the public within the meaning of the C(WUMP)O. No advertisement, invitation or document relating to the notes has been or will be issued, or has been or will be in the possession of any person for the purposes of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made under the SFO.
Japan
The notes offered by this prospectus supplement and the accompanying prospectus have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended (the “FIEA”)). The notes offered by this prospectus supplement and the accompanying prospectus have not been directly or indirectly offered or sold, and will not be directly or indirectly offered or sold in Japan or to, or for the benefit of, any resident of Japan (as defined under Item 5, Paragraph 1, Article 6 of the Foreign Exchange and Foreign Trade Act (Act No. 228 of 1949, as amended)), or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the benefit of, a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEA and any other applicable laws, regulations and ministerial guidelines of Japan.
Singapore
This prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.
Where the notes are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the notes under Section 275 except: (l) to an institutional investor under Section 274 of the SFA or to a relevant person defined in Section 275(2) of the SDA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SDA; (2) where no consideration is given for the transfer; (3) by operation of law; (4) as specified in Section 276(7) of the SFA; or (5) as specified in Regulation 32 of the Securities and Futures (Offers of Investments)(Shares and Debentures) Regulations 2005 of Singapore.
Singapore Securities and Futures Act Product Classification — Solely for the purposes of its obligations pursuant to sections 309B(l) (a) and 309B(l)(c) of the SFA, the issuer has determined, and hereby notifies all relevant persons (as defined in Section 309A of the SFA) that the notes are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).
Switzerland
This prospectus supplement and the accompanying prospectus are not intended to constitute an offer or solicitation to purchase or invest in the notes. The notes may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”), and no application has or will be made to admit the notes to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus supplement, the accompanying prospectus nor any other offering or marketing material relating to the notes constitutes a prospectus pursuant to the FinSA, and neither this prospectus supplement, the accompanying prospectus nor any other offering or marketing material relating to the notes may be publicly distributed or otherwise made publicly available in Switzerland.
Taiwan
The notes have not been and will not be registered or filed with, or approved by, the Financial Supervisory Commission of Taiwan, the Republic of China (“Taiwan”) pursuant to relevant securities laws and regulations and may not be offered or sold in Taiwan through a public offering or in any manner which would constitute an offer within the meaning of the Securities and Exchange Act of Taiwan or would otherwise require registration or filing with or the approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized or will be authorized to offer, sell, give advice regarding or otherwise intermediate the offering or sale of the notes in Taiwan.
United Arab Emirates
The notes have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (including the Dubai International Financial Centre or the Abu Dhabi Global Market) other than in compliance with the regulations of the Securities and Commodities Authority and the laws of the United Arab Emirates (and the Dubai International Financial Centre and the Abu Dhabi Global Market) governing the issue, offering and sale of securities. Further, neither this prospectus supplement nor the accompanying prospectus constitutes a public offer of securities in the United Arab Emirates (including the Dubai International Financial Centre or the Abu Dhabi Global Market) and neither is intended to be a public offer. Neither this prospectus supplement nor the accompanying prospectus has been approved by or filed with (and by receiving this prospectus supplement and the accompanying prospectus the person or entity to whom it has been issued understands, acknowledges and agrees that it has not been approved by or filed with) the Central Bank of the United Arab Emirates, the Securities and Commodities Authority, the Financial Services Regulatory Authority of the Abu Dhabi Global Market, the Dubai Financial Services Authority or any other relevant licensing authorities in the United Arab Emirates.

LEGAL MATTERS
The validity of the issuance of the notes offered hereby will be passed upon for us by Gibson, Dunn & Crutcher LLP, Houston, Texas with respect to U.S. legal matters, respectively, and by De Brauw Blackstone Westbroek N.V., Amsterdam, The Netherlands, with respect to Dutch legal matters. Certain legal matters relating to the notes offered hereby will be passed upon for the underwriters by Davis Polk & Wardwell LLP, New York, New York, with respect to U.S. legal matters. Neither Gibson, Dunn & Crutcher LLP nor Davis Polk & Wardwell LLP is passing on any matters of Dutch law and each is relying on the opinion of De Brauw Blackstone Westbroek as to all matters of Dutch law, and De Brauw Blackstone Westbroek is not passing on any matters other than those governed by Dutch law.
EXPERTS
The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus supplement by reference to LyondellBasell Industries N.V.’s Current Report on Form 8-K dated May 12, 2023 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PROSPECTUS
LyondellBasell Industries N.V.
ORDINARY SHARES
DEBT SECURITIES
WARRANTS
GUARANTEES
UNITS
LYB International Finance B.V.
LYB International Finance II B.V.
LYB International Finance III, LLC
DEBT SECURITIES
GUARANTEES
UNITS
We or selling securityholders may from time to time offer to sell the securities listed above in one or more classes or series in amounts, at prices and on terms that will be determined at the time of the offering.
Each time we or a selling securityholder sell securities pursuant to this prospectus, we will provide a supplement to this prospectus that contains specific information about the offering and the specific terms of the securities offered. You should read this prospectus and the applicable prospectus supplement carefully before you invest in our securities.
LyondellBasell Industries N.V.’s ordinary shares are listed on the New York Stock Exchange under the symbol “LYB.”
You should consider carefully the risk factors included in our periodic reports filed with the Securities and Exchange Commission and the applicable prospectus supplement before you invest in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 14, 2021.

We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus, in any prospectus supplement or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is not an offer to sell, nor is it an offer to buy, these securities in any state where the offer or sale is not permitted. The information in this prospectus is complete and accurate as of the date on the front cover of this prospectus, but our business, financial condition or results of operations may have changed since that date.

i

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This prospectus contains and incorporates by reference “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). You can identify our forward-looking statements by the words “anticipate,” “estimate,” “believe,” “continue,” “could,” “intend,” “may,” “plan,” “potential,” “predict,” “should,” “will,” “expect,” “objective,” “projection,” “forecast,” “goal,” “guidance,” “outlook,” “effort,” “target” and similar expressions.
We based forward-looking statements on our current expectations, estimates and projections of our business and the industries in which we operate. We caution you that these statements are not guarantees of future performance. They involve assumptions about future events that, while made in good faith, may prove to be incorrect, and involve risks and uncertainties we cannot predict. Our actual outcomes and results may differ materially from what we have expressed or forecast in the forward-looking statements. Any differences could result from a variety of factors, including the following:
•
the cost of raw materials represents a substantial portion of our operating expenses, and energy costs generally follow price trends of crude oil, natural gas liquids and/or natural gas; price volatility can significantly affect our results of operations and we may be unable to pass raw material and energy cost increases on to our customers due to the significant competition that we face, the commodity nature of our products and the time required to implement pricing changes;

•
our operations in the United States (“U.S.”) have benefited from low-cost natural gas and natural gas liquids; decreased availability of these materials (for example, from their export or regulations impacting hydraulic fracturing in the U.S.) could reduce the current benefits we receive;

•
if crude oil prices fall materially, or remain low relative to U.S. natural gas prices, we would see less benefit from low-cost natural gas and natural gas liquids and it could have a negative effect on our results of operations;

•
industry production capacities and operating rates may lead to periods of oversupply and low profitability;

•
we may face unplanned operating interruptions (including leaks, explosions, fires, weather-related incidents, mechanical failures, unscheduled downtime, supplier disruptions, labor shortages, strikes, work stoppages or other labor difficulties, transportation interruptions, spills and releases and other environmental incidents) at any of our facilities, which would negatively impact our operating results; for example, because the Houston refinery is our only refining operation, we would not have the ability to increase production elsewhere to mitigate the impact of any outage at that facility;

•
changes in general economic, business, political and regulatory conditions in the countries or regions in which we operate could increase our costs, restrict our operations and reduce our operating results;

•
our ability to execute our organic growth plans may be negatively affected by our ability to complete projects on time and on budget;

•
our ability to acquire new businesses and assets and integrate those operations into our existing operations and make cost-saving changes in operations;

•
uncertainties associated with worldwide economies could create reductions in demand and pricing, as well as increased counterparty risks, which could reduce liquidity or cause financial losses resulting from counterparty default;

•
uncertainties related to the extent and duration of the pandemic-related decline in demand, or other impacts due to the pandemic in geographic regions or markets served by us, or where our operations are located, including the risk of prolonged recession;

•
the negative outcome of any legal, tax and environmental proceedings or changes in laws or regulations regarding legal, tax and environmental matters may increase our costs, reduce demand for our products, or otherwise limit our ability to achieve savings under current regulations;

•
any loss or non-renewal of favorable tax treatment under agreements or treaties, or changes in laws, regulations or treaties, may substantially increase our tax liabilities;

•
we may be required to reduce production or idle certain facilities because of the cyclical and volatile nature of the supply-demand balance in the chemical and refining industries, which would negatively affect our operating results;

•
we rely on continuing technological innovation, and an inability to protect our technology, or others’ technological developments, could negatively impact our competitive position;

•
we may be unable to meet our sustainability goals, including the ability to operate safely, increase production of recycled and renewable-based polymers, and reduce our emissions;

•
we have significant international operations, and fluctuations in exchange rates, valuations of currencies and our possible inability to access cash from operations in certain jurisdictions on a tax-efficient basis, if at all, could negatively affect our liquidity and our results of operations;

•
we are subject to the risks of doing business at a global level, including wars, terrorist activities, political and economic instability and disruptions and changes in governmental policies, which could cause increased expenses, decreased demand or prices for our products and/or disruptions in operations, all of which could reduce our operating results;

•
if we are unable to comply with the terms of our credit facilities, indebtedness and other financing arrangements, those obligations could be accelerated, which we may not be able to repay; and

•
we may be unable to incur additional indebtedness or obtain financing on terms that we deem acceptable, including for refinancing of our current obligations; higher interest rates and costs of financing would increase our expenses.

Any of these factors, or a combination of these factors, could materially affect our future results of operations and the ultimate accuracy of the forward-looking statements. Our management cautions against putting undue reliance on forward-looking statements or projecting any future results based on such statements or present or prior earnings levels.
All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section and any other cautionary statements that may accompany such forward-looking statements. Except as otherwise required by applicable law, we disclaim any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this prospectus.

WHERE YOU CAN FIND MORE INFORMATION
We have filed with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-3 regarding the securities we or selling securityholders may offer from time to time. This prospectus does not contain all of the information found in the registration statement. For further information regarding LyondellBasell Industries N.V., LYB International Finance B.V., LYB International Finance II B.V., LYB International Finance III, LLC and the securities offered by this prospectus, you should review the entire registration statement, including its exhibits and schedules, filed under the Securities Act. The registration statement of which this prospectus forms a part, including its exhibits and schedules, can be downloaded from the SEC’s web site at http://www.sec.gov.
The SEC allows us to “incorporate by reference” the information that LyondellBasell Industries N.V. has filed with the SEC. This means that we can disclose important information to you without actually including the specific information in this prospectus by referring you to other documents previously filed with the SEC. The information incorporated by reference is an important part of this prospectus. We incorporate by reference in this prospectus the following documents that LyondellBasell Industries N.V. has previously filed with the SEC and in connection with any offering of securities hereby, any subsequent filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding information deemed to be furnished and not filed with the SEC) prior to the completion of such offering:
•
Annual Report on Form 10-K for the fiscal year ended December 31, 2020, as filed with the SEC on February 25, 2021;

•
Quarterly Reports on Form 10-Q for the quarters ended March 31, 2021, June 30, 2021, and September 30, 2021, as filed with the SEC on April 30, 2021, July 30, 2021, and October 29, 2021 respectively;

•
Definitive Proxy Statement on Schedule 14A, as filed with the SEC on April 12, 2021 (to the extent incorporated by reference in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020);

•
Current Reports on Form 8-K filed with the SEC on March 18, 2021, May 28, 2021, July 2, 2021, July 20, 2021, August 25, 2021, August 27, 2021, November 24, 2021, and December 13, 2021; and

•
The description of LyondellBasell Industries N.V.’s ordinary shares contained in our Registration Statement on Form 10 filed with the SEC pursuant to Section 12 of the Exchange Act, on April 28, 2010, as amended, including any future amendment or report filed for the purpose of updating such description, including the Description of the Company’s Securities Registered Pursuant to Section 12 of the Exchange Act, filed as Exhibit 4.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, as filed with the SEC on February 20, 2020.

You may request a copy of any document incorporated by reference in this prospectus and any exhibit specifically incorporated by reference in those documents, at no cost, by writing or telephoning us at the following address or phone number and may view the documents by accessing our website at www.lyb.com:
LyondellBasell Industries N.V.
c/o Lyondell Chemical Company
1221 McKinney Street, Suite 300
Houston, Texas 77010
Attn: Corporate Secretary
(713) 309-7200
Other than the documents expressly incorporated herein by reference, the information on our website is not incorporated by reference into this prospectus and does not constitute a part of this prospectus.

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement we filed with the SEC using a “shelf” registration process. We or the selling securityholders may sell any combination of the securities described in this prospectus from time to time up to an indeterminate dollar amount.
The types of securities that we or selling securityholders may offer and sell from time to time pursuant to this prospectus are:
•
ordinary shares of LyondellBasell Industries N.V.;

•
debt securities of LyondellBasell Industries N.V., which may be fully and unconditionally guaranteed by LYB International Finance B.V., LYB International Finance II B.V. and LYB International Finance III, LLC;

•
debt securities of LYB International Finance B.V. fully and unconditionally guaranteed by LyondellBasell Industries N.V.;

•
debt securities of LYB International Finance II B.V. fully and unconditionally guaranteed by LyondellBasell Industries N.V.;

•
debt securities of LYB International Finance III, LLC fully and unconditionally guaranteed by LyondellBasell Industries N.V.;

•
warrants of LyondellBasell Industries N.V.; and

•
units consisting of any of the securities listed above.

Each time we or selling securityholders sell securities pursuant to this prospectus, we will describe in a prospectus supplement, which will be delivered with this prospectus, specific information about the offering and the terms of the particular securities offered. In each prospectus supplement we will include the following information, if applicable:
•
the type and amount of securities that we or selling securityholders propose to sell;

•
the identity of the selling securityholders, if any;

•
the public offering price of the securities;

•
the names of any underwriters or agents through or to which we or selling securityholders will sell the securities;

•
any compensation of those underwriters or agents; and

•
information about any securities exchanges or automated quotation systems on which the securities will be listed or traded.

In addition, the prospectus supplement may also add, update or change the information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”
Wherever references are made in this prospectus to information that will be included in a prospectus supplement, to the extent permitted by applicable law, rules or regulations, we may instead include such information or add, update or change the information contained in this prospectus (i) by means of a post-effective amendment to the registration statement of which this prospectus is a part; (ii) through filings we make with the SEC that are incorporated by reference into this prospectus; or (iii) by any other method as may then be permitted under applicable law, rules or regulations.
As used herein, the term “LyondellBasell” refers to LyondellBasell Industries N.V. and, where the context requires, its direct and indirect subsidiaries. “LYB International Finance” refers to LYB International Finance B.V. “LYB International Finance II” refers to LYB International Finance II B.V. “LYB International Finance III” refers to LYB International Finance III, LLC. References to “we,” “us,” “our,” and “the Company” refer to LyondellBasell Industries N.V. and its consolidated subsidiaries, taken as a whole, unless the context clearly indicates otherwise.

LYONDELLBASELL INDUSTRIES N.V.
LyondellBasell is a global, independent chemical public company with limited liability (naamloze vennootschap) incorporated under Dutch law by deed of incorporation dated October 15, 2009.
We are one of the world’s top independent chemical companies based on revenues. We participate globally across the petrochemical value chain and are an industry leader in many of our product lines. Our chemicals businesses consist primarily of large processing plants that convert large volumes of liquid and gaseous hydrocarbon feedstocks into plastic resins and other chemicals. Our chemical products tend to be basic building blocks for other chemicals and plastics, while our plastic products are typically used in large volume applications as well as smaller specialty applications. Our customers use our plastics and chemicals to manufacture a wide range of products that people use in their everyday lives including food packaging, home furnishings, automotive components, paints and coatings. Our refining business consists of our Houston refinery, which processes crude oil into refined products such as gasoline, diesel and jet fuel. We also develop and license chemical and polyolefin process technologies and manufacture and sell polyolefin catalysts.
The executive offices of LyondellBasell are located at 4th Floor, One Vine Street, London, W1J 0AH, The United Kingdom. LyondellBasell’s telephone number at that office is +44 (0) 207 220 2600 and its internet address is www.lyb.com. Other than the documents expressly incorporated herein by reference, the information on our website is not incorporated by reference into this prospectus and does not constitute a part of this prospectus.
LYB INTERNATIONAL FINANCE B.V.
LYB INTERNATIONAL FINANCE II B.V.
LYB INTERNATIONAL FINANCE III, LLC
LYB International Finance was incorporated as a private company with limited liability (besloten vennootschap) under the laws of the Netherlands on May 14, 2013. LYB International Finance II was incorporated as a private company with limited liability (besloten vennootschap) under the laws of the Netherlands on January 28, 2016. LYB International Finance III was formed as a limited liability company under the laws of the State of Delaware on December 28, 2016. LYB International Finance, LYB International Finance II and LYB International Finance III are wholly (100%) owned subsidiaries of LyondellBasell. LYB International Finance, LYB International Finance II and LYB International Finance III are financing vehicles for LyondellBasell and its consolidated subsidiaries. LYB International Finance, LYB International Finance II and LYB International Finance III have no independent operations, other than issuing debt, hedging such debt when appropriate and on-lending funds raised from such issuances to LyondellBasell and its consolidated subsidiaries. LYB International Finance, LYB International Finance II and LYB International Finance III will lend substantially all proceeds of their borrowings to LyondellBasell and its consolidated subsidiaries. LyondellBasell will fully and unconditionally guarantee the debt securities issued by LYB International Finance, LYB International Finance II and LYB International Finance III as to payment of principal, premium (if any), interest and any other amounts due on such debt securities. The executive offices of LYB International Finance and LYB International Finance II at Delftseplein 27E, 3013AA Rotterdam, The Netherlands. LYB International Finance and LYB International Finance II’s telephone number at that office is +31 (0)10 275 5500. The executive offices of LYB International Finance III are located at 1221 McKinney St., Houston, Texas, 77010 United States. LYB International Finance III’s telephone number at that office is +1 (713) 309-7200.

RISK FACTORS
Investment in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q and any subsequent Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q or Current Reports on Form 8-K we file after the date of this prospectus, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement and any applicable free writing prospectus before acquiring any of such securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.
USE OF PROCEEDS
Unless otherwise indicated in an accompanying prospectus supplement, we intend to use the net proceeds we receive from the sale of securities by us for general corporate purposes, which may include the repayment or refinancing of indebtedness, capital expenditures, dividends, acquisitions, repurchases or redemptions of our securities and working capital requirements. The net proceeds may be temporarily invested or applied to repay short-term or revolving debt prior to use. LYB International Finance, LYB International Finance II and LYB International Finance III will lend substantially all of the net proceeds each receives from the sale of its securities to LyondellBasell and its consolidated subsidiaries. Unless otherwise specified in the applicable prospectus supplement, we will not receive any proceeds from the sale of securities by selling securityholders.
DESCRIPTION OF CAPITAL STOCK
General
The following descriptions are summaries of material terms of LyondellBasell’s ordinary shares, with a par value of four eurocents (€0.04) each, LyondellBasell’s Articles of Association (which we refer to in this section as our Articles of Association) and Dutch law. The full text of our current Articles of Association has been filed with the SEC and is available, in Dutch and English, at our registered office in Rotterdam during regular business hours and is also available, in English, on our website.
Ordinary Shares
LyondellBasell’s authorized share capital is fifty-one million euro (€51,000,000), consisting of one billion two hundred seventy-five million (1,275,000,000) ordinary shares, each with a par value of four eurocents (€0.04). As of December 13, 2021, there were 330,441,041 ordinary shares outstanding, not including 9,704,537 ordinary shares held in treasury.
The description of LyondellBasell’s ordinary shares is contained in our Registration Statement on Form 10 filed with the SEC pursuant to Section 12 of the Exchange Act on April 28, 2010, as amended, which is incorporated by reference into this prospectus.
Voting and Approval Rights
Generally, each shareholder is entitled to one vote for each ordinary share held on every matter submitted to a vote of shareholders, including the annual election of members of the Board of Directors (the “Board”). There are no cumulative voting rights. Pursuant to Dutch law and our Articles of Association, the nomination of a director to our Board is binding on shareholders unless two-thirds of shareholders, representing at least half of issued share capital, vote against the nominee.
Unless otherwise required by our Articles of Association or Dutch law, matters submitted for a vote at a general meeting of shareholders require the approval of a majority of the votes cast at the general meeting. Pursuant to Dutch law and our Articles of Association, shareholders have the right to approve decisions of the Board relating to (i) the transfer of all or substantially all our enterprise by way of a share or asset sale, consolidation or merger or otherwise, (ii) the entering into or termination of a long-lasting commercial relationship that is of essential importance to our business and (iii) the acquisition or disposition of shares or assets with a value of at least one-third of our consolidated asset value.
There are no laws currently in effect in The Netherlands or provisions in our Articles of Association limiting the rights of non-resident investors to hold or vote ordinary shares.
Dividends and Distributions
Pursuant to our Articles of Association, the Board may determine to allocate amounts to our reserves up to the amount of our annual profits. Out of our share premium reserve and other reserves available for shareholder distributions under Dutch law, the general meeting of shareholders may declare distributions upon a proposal of the Board. We cannot pay dividends if the payment would reduce our shareholders’ equity below the aggregate par value of our outstanding ordinary shares, plus reserves (if any) required to be maintained by law. The Board may, subject to certain statutory provisions, distribute one or more interim dividends or other interim distributions before the accounts for any year have been approved and adopted at a general meeting of shareholders, in anticipation of the final dividend or final distribution. Rights to dividends and distributions that have not been collected within five years after the date on which they first became due and payable revert to LyondellBasell.
The payment of dividends or distributions is subject to the requirements of Dutch law and the discretion of our shareholders (in the case of annual dividends) and our Board. The declaration of any cash dividends and, if declared, the amount of any such dividends, will depend upon general business conditions, our financial condition, our earnings and cash flow, our capital requirements, financial covenants and other contractual restrictions on the payment of dividends or distributions. There can be no assurance that any dividends or distributions will be declared or paid in the future. Any future cash dividends or distributions will be paid in U.S. dollars.
Shareholder Meetings
Each shareholder and certain other parties designated under Dutch law will be permitted, either personally or through an attorney authorized in writing, to attend the general meeting of shareholders, to address said meetings and to exercise voting rights, subject to certain provisions of Dutch law and our Articles of Association.
Our general meetings of shareholders will be held in The Netherlands at least annually, within six months after the close of each financial year. Extraordinary general meetings of shareholders may be held as often as the Board deems necessary, or as otherwise provided for pursuant to Dutch law. One or more shareholders representing in the aggregate at least 10% of the issued share capital can request the Board to convene a general meeting of shareholders. In such case, the Board is required to publish a convening notice for such a general meeting of shareholders within four weeks of receipt from such shareholders of (i) a specified agenda for such general meeting of shareholders and, (ii) in the sole discretion of the Board, compelling evidence of the number of shares held by such shareholder or shareholders. If such meeting is not held within six weeks of our receipt of such request, the shareholders requesting a meeting may petition a court in The Netherlands for an order directing the holding of such meeting; the court may order the holding of such a meeting if the persons requesting the meeting can demonstrate that they have a sufficient interest in holding a meeting with the agenda requested by them. In addition, affiliates of Access Industries, one of our shareholders, can require the Board to convene a general meeting of shareholders, for the purpose of allowing for the appointment of one or more of its director nominees under certain circumstances, for so long as it holds, together with its affiliates, at least 5% of the issued share capital.
One or more shareholders representing solely or jointly at least 1% of the issued share capital can request the Board to place a matter on the agenda, provided that the Board has received such request at least 60 days prior to the date of the general meeting of shareholders concerned and provided, further, that matters of strategy are the exclusive responsibility of the Board under Dutch law.
Election and Tenure of Directors
Our Board includes both executive and non-executive members. The executive members of our Board are charged with managing our day-to-day affairs. The non-executive members of our Board are charged with the supervision of the executive Board member(s) and our general course of affairs.

The Board shall determine its size; provided that the Board shall consist of at least nine members, including at least one executive Board member who will hold the title of CEO, and the number of non-executive Board members shall at all times exceed the number of executive Board members.
The general meeting of shareholders appoints the members of the Board, by vote on binding nominations prepared by the Board; provided that the Board may provide for temporary replacements in the event of a vacancy or the inability to act of a Board member.
We have entered into a nomination agreement with affiliates of Access Industries pursuant to which we agreed that (i) if it, together with its affiliates, owns 18% or more of our outstanding ordinary shares, it will have the right to nominate three non-executive members of the Board; (ii) if it, together with its affiliates, owns at least 12% but less than 18% of our outstanding ordinary shares, it will have the right to nominate two non-executive members of the Board; and (iii) if it, together with its affiliates, owns at least 5% but less than 12% of our outstanding ordinary shares, it will have the right to nominate one non-executive member of the Board. The general meeting of shareholders may render such nomination non-binding by means of a resolution adopted by at least two-thirds of the valid votes cast, representing more than half of the issued capital. As of December 14, 2021, three of the members of our Board were nominated in accordance with this agreement.
The general meeting of shareholders may dismiss, or suspend for a period of up to three months, a member of the Board by a resolution adopted by at least two-thirds of the votes cast in a meeting where at least half of the issued share capital is represented. If the general meeting of shareholders has suspended a member of the Board, the general meeting of shareholders shall within three months after the suspension has taken effect resolve either to dismiss such relevant member, or to terminate or continue the suspension, failing which the suspension shall lapse.
Each member of the Board serves a one-year term and there is no limit to the number of times a member of the Board can be reappointed.
Subject to our Articles of Association, the Board may adopt rules and regulations governing its internal proceedings, including rules relating to voting on nominations of directors, board composition and governance.
Issuance of Ordinary Shares/Pre-emptive Rights
Our Articles of Association provide that our Board has the authority to issue shares if authorized by resolution of our shareholders. No such authorization is currently in place, except as relates to share issuances under certain shareholder-approved equity compensation plans. Shareholders may resolve to issue shares on a proposal of the Board in the absence of a Board authorization.
Under Dutch law and our Articles of Association, every holder of ordinary shares will have a preemptive right in the proportion that the aggregate amount of its ordinary shares bears to the total amount of shares outstanding. The preemptive right may be restricted or excluded by a resolution of the Board if the Board is the competent body to issue shares. Otherwise, preemptive rights may be restricted or excluded by shareholders on a proposal of the Board. A holder of ordinary shares will not have a preemptive right to shares which are being issued against contribution other than in cash; to ordinary shares which will be issued to our employees or employees of one of our group companies; and to ordinary shares which will be issued as a result of merger or demerger.
Repurchase of Ordinary Shares
The shareholders may delegate to the Board the authority, subject to certain restrictions contained in Dutch law and our Articles of Association, to cause us to acquire, for consideration, our own fully paid ordinary shares. Such authorization may not be granted for a period exceeding 18 months. In the authorization, the general meeting of shareholders shall determine how many shares thereof may be acquired, the manner in which they may be acquired and between what limits the price for such ordinary shares shall be.

The authorization will not be required for the acquisition of ordinary shares by us for transfer to our employees in accordance with an employee share plan.
At our 2021 general meeting of shareholders, shareholders granted authority to the Board to repurchase up to 10% of our issued share capital until November 28, 2022 on the open market, through privately negotiated repurchases, in self-tender offers, or through accelerated repurchase arrangements, at prices ranging up to 110% of the market price at the time of the transaction (or, in the case of an accelerated repurchase arrangement, 110% of the market price over the term of the arrangement).
Capital Reduction
Upon proposal by the Board, the general meeting of shareholders may reduce our issued share capital by cancellation of ordinary shares held by us, subject to certain statutory provisions. However, if less than one half of the issued share capital is present at the meeting, the general meeting of shareholders may only adopt a resolution for capital reduction with a majority of at least two-thirds of the votes cast. As of December 13, 2021, we held 9,704,537 shares in our treasury account.
Amendment of Our Articles of Association
Our Articles of Association may be amended, on the proposal of the Board, by a majority of the votes cast at a general meeting of shareholders; provided that such proposal is stated in the notice for the general meeting and a complete copy of the proposed amendment is filed at our office so that it may be inspected prior to and during the meeting.
Transfer Agent
The transfer agent and registrar for our ordinary shares is Computershare Trust Company, N.A.

DESCRIPTION OF DEBT SECURITIES
The debt securities of LyondellBasell, LYB International Finance, LYB International Finance II and LYB International Finance III covered by this prospectus will be the general unsecured obligations of LyondellBasell, LYB International Finance, LYB International Finance II and LYB International Finance III, respectively. The debt securities of LYB International Finance, LYB International Finance II and LYB International Finance III will be fully and unconditionally guaranteed by LyondellBasell. The debt securities of LyondellBasell may be fully and unconditionally guaranteed by LYB International Finance, LYB International Finance II or LYB International Finance III. LyondellBasell will issue senior debt securities under an indenture between LyondellBasell, as issuer, and Wells Fargo Bank, N.A., as trustee, dated as of March 5, 2015 (the “LyondellBasell Indenture”). LYB International Finance will issue senior debt securities fully and unconditionally guaranteed by LyondellBasell on a senior unsecured basis under an indenture among LYB International Finance, as issuer, LyondellBasell, as guarantor, and Wells Fargo Bank, N.A., as trustee, dated as of July 16, 2013 (the “LYB International Finance Indenture”). LYB International Finance II will issue senior debt securities fully and unconditionally guaranteed by LyondellBasell on a senior unsecured basis under an indenture among LYB International Finance II, as issuer, LyondellBasell, as guarantor, and Deutsche Bank Trust Company Americas, as trustee, dated as of March 2, 2016 (the “LYB International Finance II Indenture”). LYB International Finance III will issue senior debt securities fully and unconditionally guaranteed by LyondellBasell on a senior unsecured basis under an indenture among LYB International Finance III, as issuer, LyondellBasell, as guarantor, and Wells Fargo Bank, N.A., as trustee, dated as of October 10, 2019 (the “LYB International Finance III Indenture”). The LyondellBasell Indenture, the LYB International Finance Indenture, the LYB International Finance II Indenture, and the LYB International Finance III Indenture are substantially identical except with regards to the entities that will issue and guarantee, if any, the debt securities governed by such indenture.
We have summarized certain material provisions of the indentures, the debt securities and the guarantees below. This summary is not complete. We have filed the indentures (or their forms) with the SEC as exhibits to the registration statement of which this prospectus forms a part, and you should read the indentures for provisions that may be important to you. Please read “Where You Can Find More Information.”
In this summary description of the debt securities, unless we state otherwise or the context clearly indicates otherwise, all references to “LyondellBasell” mean LyondellBasell, all references to “LYB International Finance” mean LYB International Finance only, all references to “LYB International Finance II” mean LYB International Finance II only and all references to “LYB International Finance III” mean LYB International Finance III only.
General.   The indentures do not limit the amount of debt securities that LyondellBasell, LYB International Finance, LYB International Finance II or LYB International Finance III may issue under the indentures, and do not limit the amount of other unsecured debt or securities that LyondellBasell, LYB International Finance, LYB International Finance II or LYB International Finance III may issue. LyondellBasell, LYB International Finance, LYB International Finance II and LYB International Finance III may issue debt securities under the indentures from time to time in one or more series, each in an amount authorized prior to issuance.
Terms.   The prospectus supplement relating to any series of debt securities being offered will include specific terms relating to the offering. These terms will include some or all of the following:
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the price at which LyondellBasell, LYB International Finance, LYB International Finance II or LYB International Finance III will issue the debt securities;

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the title of the debt securities;

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the total principal amount of the debt securities;

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in the case of debt securities issued by LyondellBasell, whether the payment of principal and interest on the debt securities is guaranteed and, if so, the terms of the guarantee;

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whether LyondellBasell, LYB International Finance, LYB International Finance II or LYB International Finance III will initially issue the debt securities in individual certificates to each holder or in the form of temporary or permanent global securities held by a depositary on behalf of holders;

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the date or dates on which the principal of and any premium on the debt securities will be payable;

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any interest rate, the date from which interest will accrue, interest payment dates and record dates for interest payments;

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whether and under what circumstances LyondellBasell, LYB International Finance, LYB International Finance II or LYB International Finance III will pay any additional amounts with respect to the debt securities;

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the place or places where payments on the debt securities will be payable;

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any provisions for optional redemption or early repayment;

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any sinking fund or other provisions that would require LyondellBasell, LYB International Finance, LYB International Finance II or LYB International Finance III to redeem, purchase or repay the debt securities;

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the denominations in which LyondellBasell, LYB International Finance, LYB International Finance II or LYB International Finance III will issue the debt securities if other than $2,000 and integral multiples of $1,000;

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if payments on the debt securities will be payable in foreign currency or currency units or another form and if payments will be payable by reference to any index or formula;

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any provisions for additional tax amounts or redemption for changes in taxes;

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the portion of the principal amount of debt securities that will be payable if the maturity is accelerated, if other than the entire principal amount;

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any additional means of defeasance of the debt securities, any additional conditions or limitations to defeasance of the debt securities or any changes to those conditions or limitations;

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any changes or additions to the events of default or covenants described in this prospectus and whether such changes or additions are subject to covenant defeasance;

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any restrictions or other provisions relating to the transfer or exchange of debt securities;

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any terms for the conversion or exchange of the debt securities for other securities of LyondellBasell, LYB International Finance, LYB International Finance II or LYB International Finance III or any other entity; and

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any other terms of the debt securities which terms shall not adversely affect any prior series of debt securities.

LyondellBasell, LYB International Finance, LYB International Finance II and LYB International Finance III may sell the debt securities at a discount, which may be substantial, below their stated principal amount. These debt securities may bear no interest or interest at a rate that at the time of issuance is below market rates. If these debt securities are sold, we will describe in the prospectus supplement any material U.S. federal income tax consequences and other special considerations.
If any of the debt securities are sold for any foreign currency or currency unit or if payments on the debt securities are payable in any foreign currency or currency unit, we will describe in the prospectus supplement the restrictions, elections, tax consequences, specific terms and other information relating to those debt securities and the foreign currency or currency unit.
Limitation on Mergers and Consolidations.   The indentures generally permit a consolidation or merger involving LyondellBasell, LYB International Finance, LYB International Finance II or LYB International Finance III. They also permit LyondellBasell, LYB International Finance, LYB International Finance II or LYB International Finance III to sell, lease, convey, assign, transfer or otherwise dispose of all or substantially all of their assets. Each of LyondellBasell, LYB International Finance, LYB International Finance II and LYB International Finance III has agreed, however, that it will not consolidate with or merge into any entity (other than, with respect to LYB International Finance, LYB International Finance II and LYB International Finance III, LyondellBasell), or sell, lease, convey, assign, transfer or otherwise dispose of, in any transaction or series of transactions, all or substantially all of its property and assets to any person (other than, with respect to LYB International Finance, LYB International Finance II and LYB International Finance III, LyondellBasell), unless
•
either (i) it is the continuing entity or (ii) the resulting entity is organized under the laws of the United States, any state in the United States, the District of Columbia, Canada, any province of Canada or any state which was a member of the European Union on December 31, 2003 (other than Greece) and, in each case expressly assumes by a supplemental indenture the performance of its covenants and obligations under the applicable indenture and, in the case of LyondellBasell, LYB International Finance, LYB International Finance II or LYB International Finance III as the issuer, the due and punctual payment on the debt securities or, in the case of LyondellBasell with respect to the debt securities of LYB International Finance, LYB International Finance II or LYB International Finance III or LYB International Finance, LYB International Finance II or LYB International Finance III with respect to the debt securities of LyondellBasell, the performance of the related guarantee; and

•
immediately after giving effect to such transaction or series of transactions, no default or event of default occurred and is continuing or would result therefrom.

LyondellBasell is also permitted to sell, assign, transfer, lease, convey or otherwise dispose, in one or more related transactions, of assets constituting the capital stock or all or part of the assets of any subsidiary, division or line of business or group of such subsidiaries, divisions or lines of business (“disposed group”) if such disposed group (i) generated Consolidated EBITDA that was less than 40% of the Consolidated EBITDA of LyondellBasell in (a) the most recently completed four quarters or fiscal year for which financial statements are required to be delivered pursuant to the indenture and (b) each of the last three completed fiscal years of LyondellBasell for which financial statements are required to be delivered pursuant to the indenture and (ii) has total assets with a value that is less than 40% of the total value of the consolidated assets of LyondellBasell and its subsidiaries, as determined in accordance with GAAP as of the last date of the latest period for which financial statements are required to be delivered pursuant to the indenture; provided that such disposition otherwise complies with the indenture.
Upon any transaction of the type described in and effected in accordance with this covenant, the resulting entity will succeed to and be substituted for LyondellBasell, LYB International Finance, LYB International Finance II or LYB International Finance III, as applicable, and may exercise all of LyondellBasell’s, LYB International Finance’s, LYB International Finance II’s or LYB International Finance III’s rights and powers under the indentures and the debt securities with the same effect as if the resulting entity had been named as LyondellBasell, LYB International Finance, LYB International Finance II or LYB International Finance III, as applicable, in the indentures. In the case of any asset transfer or disposition other than a lease, when the resulting entity assumes all of LyondellBasell’s, LYB International Finance’s, LYB International Finance II’s or LYB International Finance III’s obligations and covenants under the applicable indenture and the debt securities, LyondellBasell, LYB International Finance, LYB International Finance II or LYB International Finance III, as applicable, will be relieved of all such obligations.
Events of Default.   Unless we inform you otherwise in the applicable prospectus supplement, the following are events of default with respect to a series of debt securities:
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failure to pay interest or any additional amounts on any debt securities of that series for 30 days when due;

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failure to pay principal of or any premium on any debt securities of that series when due;

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failure to make or deposit any sinking fund payment for that series for 30 days when due;

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failure to comply with any covenant or agreement in that series of debt securities or the applicable indenture (other than the events of default above or an agreement or covenant that has been included in the applicable indenture solely for the benefit of other series of debt securities) for 90 days after written notice by the trustee or by the holders of at least 25% in principal amount of the outstanding debt securities issued under that indenture that are affected by that failure;

•
in the case of LYB International Finance, LYB International Finance II and LYB International Finance III debt securities, the related guarantee of LyondellBasell ceases to be in full force and effect with respect to the debt securities of such series (except as contemplated by the terms thereof) and such default continues for 10 days;
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specified events involving bankruptcy, insolvency or reorganization of LyondellBasell and, with respect to LYB International Finance’s, LYB International Finance II’s or LYB International Finance III’s debt securities, LyondellBasell, or LYB International Finance, LYB International Finance II or LYB International Finance III, as applicable; and

•
any other event of default provided for that series of debt securities for 90 days after written notice by the trustee or by the holders of at least 25% in principal amount of the outstanding debt securities issued under the applicable indenture that are affected by that failure.

A default under one series of debt securities will not necessarily be a default under any other series. If a default or event of default for any series of debt securities occurs, is continuing and is known to the trustee, the trustee will notify the holders of the applicable series of debt securities within 90 days after it becomes known to the trustee. The trustee may withhold notice to the holders of the debt securities of any series of any default or event of default, except in any payment on the debt securities of such series, if the trustee in good faith determines that withholding notice is in the interests of the holders of those debt securities.
If an event of default for any series of debt securities occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of the series affected by the default (or, in the case of the event of default described in the fourth bullet above, 25% in principal amount of all debt securities issued under the applicable indenture that are affected by the default, voting as one class) may declare the principal of and all accrued and unpaid interest on those debt securities to be due and payable immediately. If an event of default relating to certain events of bankruptcy, insolvency or reorganization of us occurs, the principal of and accrued and unpaid interest on all the debt securities issued under that indenture will become immediately due and payable without any action on the part of the trustee or any holder. At any time after a declaration of acceleration has been made, the holders of a majority in principal amount of the outstanding debt securities of the series affected by the event of default (other than an event of default related to the non-payment of principal of or premium or interest on or any additional amounts) may in some cases rescind this accelerated payment requirement and its consequences.
A holder of a debt security of any series issued under an indenture may pursue any remedy under that indenture only if:
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the holder gives the trustee written notice of a continuing event of default with respect to that series;

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the holders of at least 25% in principal amount of the then outstanding debt securities of that series make a written request to the trustee to pursue the remedy;

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the holders offer to the trustee indemnity satisfactory to the trustee against any loss, liability or expense;

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the trustee does not comply with the request within 60 days after receipt of the request and offer of indemnity; and

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during that 60-day period, the holders of a majority in principal amount of the debt securities of that series do not give the trustee a direction inconsistent with the request.

This provision does not, however, affect the right of a holder of a debt security to sue for enforcement of any overdue payment.
In most cases, the trustee will be under no obligation to exercise any of its rights or powers under an indenture at the request or direction of any of the holders of a series of debt securities unless those holders have offered to the trustee indemnity satisfactory to it. Subject to this provision for indemnification, holders of a majority in principal amount of the outstanding debt securities of a series (or of all debt securities issued under an indenture that are affected, voting as one class) generally may direct the time, method and place of:
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conducting any proceeding for any remedy available to the trustee; or

•
exercising any trust or power conferred on the trustee relating to or arising as a result of an event of default.

If an event of default occurs and is continuing, the trustee will be required to use the degree of care and skill of a prudent person in the conduct of his own affairs.
Each indenture requires LyondellBasell, LYB International Finance, LYB International Finance II and LYB International Finance III, as applicable, to file each year with the trustee a written statement as to their compliance with the covenants contained in the indenture.
Modification, Waiver and Meetings.   Each indenture may be amended or supplemented with the consent of the majority in principal amount of the outstanding debt securities of all series issued under that indenture that are affected by the amendment or supplement (voting as one class). Without the consent of the holder of each debt security affected, however, no modification may:
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reduce the amount of debt securities of the relevant series whose holders must consent to an amendment, supplement or waiver;

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reduce the rate of or change the time for payment of interest on the debt securities;

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reduce the principal of, any premium on or any mandatory sinking fund payment with respect to the debt securities or change their stated maturity;

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reduce any premium payable on the redemption of the debt security or change the time at which the debt securities may or must be redeemed;

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change any obligation to pay additional amounts on the debt securities;

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make payments on the debt securities payable in currency other than as originally stated in the debt securities;

•
impair the holder’s right to institute suit for the enforcement of any payment on or with respect to the debt securities;

•
make any change in the percentage of principal amount of debt securities of the relevant series for a waiver of default or make any change in the provisions related to the rights of holders to receive payment or in these bullets regarding modification without the consent of holders;

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waive a continuing default or event of default regarding any non-payment of principal of or premium or interest on or any additional amounts with respect to the debt securities; or

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if applicable, make any change that materially and adversely affects the right to convert any debt security pursuant to its terms.

Each indenture may be supplemented or amended or any provision of that indenture may be waived without the consent of any holders of debt securities issued under that indenture in certain circumstances, including:
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to cure any ambiguity, omission, defect or inconsistency;

•
to provide for the assumption of LyondellBasell’s, LYB International Finance’s, LYB International Finance II’s or LYB International Finance III’s obligations, as applicable, under the applicable indenture by a successor upon any merger, consolidation or asset transfer permitted under that indenture;

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to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

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to provide any security for, or to add any guarantees of or obligors on, any series of debt securities or the related guarantees;

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to conform to this description of debt securities or the description of the notes included in the prospectus supplement with respect to the debt securities of a particular series of debt securities;

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to comply with any requirement to effect or maintain the qualification of an indenture under the Trust Indenture Act of 1939 (the “Trust Indenture Act”);

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to add covenants that would benefit the holders of any debt securities or to surrender any rights we have under an indenture;

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to add events of default with respect to any series of debt securities;

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to make any change that does not adversely affect any outstanding debt securities of any series issued under an indenture in any material respect;

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to amend or supplement an indenture to permit or facilitate the defeasance and discharge of any series of debt securities pursuant to the applicable provisions of such indenture; and

•
to establish the form or terms of any debt securities and to accept the appointment of a successor trustee, each as permitted under the applicable indenture.

The holders of a majority in principal amount of the outstanding debt securities of any series (or, in some cases, of all debt securities issued under the indenture that are affected, voting as one class) may waive any existing or past default or event of default with respect to those debt securities. Those holders may not, however, waive any:
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default or event of default in any payment on any debt securities; or

•
compliance with a provision that cannot be amended or supplemented without the consent of each holder affected.

We, the trustee or the holders of at least 33 1∕3% in principal amount of the outstanding debt securities of the applicable series, may at any time call a meeting of the holders of debt securities of a particular series for the following purposes:
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to give any notice to us or the trustee, or to give any directions to the trustee, or waive any default or event of default and its consequences or to take any other action authorized to be taken by the holders pursuant to the applicable indenture;

•
to remove the trustee and nominate a successor trustee;

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to consent to the execution of an indenture or of indentures supplemental to an indenture; or

•
to take any other action authorized to be taken by or on behalf of the holders of any specified aggregate principal amount of the debt securities of any one or more or all series, as the case may be, under any other provision of the applicable indenture or under applicable law.

Any resolution passed or decision taken at any meeting of holders of debt securities of a particular series duly held in accordance with the applicable indenture will be binding on all holders of debt securities of that series. The quorum at any meeting called for the holders of debt securities of a particular series to adopt a resolution will be the presence of persons holding or representing such debt securities of that series in an aggregate principal amount sufficient to take action upon the business for the transaction of which the meeting was called.
Defeasance.   When we use the term defeasance, we mean discharge from some or all of our obligations under the applicable indenture. If we deposit with the trustee under the indenture any combination of funds or government securities sufficient to make payments on the debt securities of a series issued under that indenture on the dates those payments are due and payable, then, at the option of LyondellBasell, LYB International Finance, LYB International Finance II or LYB International Finance III, as applicable, either of the following will occur:
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LyondellBasell and, with respect to the LYB International Finance, LYB International Finance II and LYB International Finance III indentures, LyondellBasell and LYB International Finance, LYB International Finance II or LYB International Finance III, as applicable, will be discharged from its or their obligations with respect to the debt securities of that series (“legal defeasance”); or

•
LyondellBasell and, with respect to the LYB International Finance, LYB International Finance II and LYB International Finance III indentures, LyondellBasell and LYB International Finance, LYB International Finance II or LYB International Finance III, as applicable, will no longer have any obligation to comply with the restrictive covenants applicable to that series of debt securities, and the related events of default will no longer apply (“covenant defeasance”).

If a series of debt securities is defeased, the holders of the debt securities of the series affected will not be entitled to the benefits of the applicable indenture, except for obligations to register the transfer or exchange of debt securities, replace stolen, lost or mutilated debt securities, maintain paying agencies and hold moneys for payment in trust. In the case of covenant defeasance, the obligation of LyondellBasell, LYB International Finance, LYB International Finance II or LYB International Finance III to pay principal, premium, interest and any additional amounts on the debt securities will also survive.
Unless we inform you otherwise in the prospectus supplement, we will be required to deliver to the trustee an opinion of counsel that the deposit and related defeasance would not cause the beneficial owners of the debt securities to recognize income, gain or loss for U.S. federal income tax purposes. If we elect legal defeasance, that opinion of counsel must be based upon a ruling from the U.S. Internal Revenue Service or a change in law to that effect.
Satisfaction and Discharge.   In addition, an indenture will cease to be of further effect with respect to the debt securities of a series issued under that indenture, subject to exceptions relating to compensation and indemnity of the trustee and repayment to us of excess money or government securities, when:
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either

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all outstanding debt securities of that series have been delivered to the trustee for cancellation; or

•
all outstanding debt securities of that series not delivered to the trustee for cancellation either:

•
have become due and payable,

•
will become due and payable at their stated maturity within one year, or

•
are to be called for redemption within one year; and

•
any combination of money or government securities in trust sufficient to pay the entire indebtedness on the debt securities of that series when due has been deposited with the trustee; and

•
all other sums payable by LyondellBasell, LYB International Finance, LYB International Finance II or LYB International Finance III with respect to the debt securities of that series have been paid.

Governing Law.   New York law will govern the indentures, the debt securities and the guarantees.
Trustee.   Wells Fargo Bank, N.A. is the trustee under the LyondellBasell Indenture, the LYB International Finance Indenture and the LYB International Finance III Indenture. Wells Fargo Bank, N.A. serves as trustee or custodian relating to a number of series of debt obligations of LyondellBasell. Certain of Wells Fargo Bank, N.A.’s affiliates perform certain commercial banking services for us for which they receive customary fees. Deutsche Bank Trust Company Americas is the trustee under the LYB International Finance II Indenture. Certain of Deutsche Bank Trust Company Americas’ affiliates perform certain commercial banking services for us for which they receive customary fees.
Each indenture contains limitations on the right of the trustee, if it or any of its affiliates becomes our creditor, to obtain payment of claims or to realize on certain property received for any such claim, as security or otherwise. The trustee and its affiliates are permitted to engage in other transactions with us. If, however, the trustee acquires any conflicting interest within the meaning of the Trust Indenture Act, it must eliminate that conflict or resign.
Form, Exchange, Registration and Transfer.   The debt securities will be issued in registered form, without interest coupons. There will be no service charge for any registration of transfer or exchange of the debt securities. However, payment of any transfer tax or similar governmental charge payable for that registration may be required.
Debt securities of any series will be exchangeable for other debt securities of the same series, the same total principal amount and the same terms but in different authorized denominations in accordance with the applicable indenture. Holders may present debt securities for registration of transfer at the office of the security registrar or any transfer agent we designate. The security registrar or transfer agent will affect the transfer or exchange if its requirements and the requirements of the applicable indenture are met.
The trustee will be appointed as security registrar for the debt securities. If a prospectus supplement refers to any transfer agents LyondellBasell, LYB International Finance, LYB International Finance II or

LYB International Finance III, as applicable, initially designates, LyondellBasell, LYB International Finance, LYB International Finance II or LYB International Finance III, as applicable, may at any time rescind that designation or approve a change in the location through which any transfer agent acts. We are required to maintain an office or agency for transfers and exchanges in each place of payment. LyondellBasell, LYB International Finance, LYB International Finance II or LYB International Finance III, as applicable, may at any time designate additional transfer agents for any series of debt securities.
In the case of any redemption, LyondellBasell, LYB International Finance, LYB International Finance II or LYB International Finance III, as applicable, will not be required to register the transfer or exchange of:
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any debt security during a period beginning 15 business days prior to the mailing of the relevant notice of redemption or repurchase and ending on the close of business on the day of mailing of such notice; or

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any debt security that has been called for redemption in whole or in part, except the unredeemed portion of any debt security being redeemed in part.

Payment and Paying Agents.   Unless we inform you otherwise in a prospectus supplement, payments on the debt securities will be made in U.S. dollars at the office of the trustee and any paying agent. At LyondellBasell’s, LYB International Finance’s, LYB International Finance II’s or LYB International Finance III’s option, as applicable, however, payments may be made by wire transfer for global debt securities or by check mailed to the address of the person entitled to the payment as it appears in the security register. Unless we inform you otherwise in a prospectus supplement, interest payments may be made to the person in whose name the debt security is registered at the close of business on the record date for the interest payment.
Unless we inform you otherwise in a prospectus supplement, the trustee under the applicable indenture will be designated as the paying agent for payments on debt securities issued under that indenture. LyondellBasell, LYB International Finance, LYB International Finance II or LYB International Finance III, as applicable, may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts.
If the principal of or any premium or interest on debt securities of a series is payable on a day that is not a business day, the payment will be made on the following business day. For these purposes, unless we inform you otherwise in a prospectus supplement, a “business day” is, when used with respect to any place of payment or any other particular location referred to in the indenture or in the debt securities of any series, any day except a Saturday, Sunday or any other day on which commercial banks in such place of payment or other location are authorized or obligated by law or executive order to close.
Subject to the requirements of any applicable abandoned property laws, the trustee and paying agent will pay to LyondellBasell, LYB International Finance, LYB International Finance II or LYB International Finance III, as applicable, upon written request any money held by them for payments on the debt securities that remains unclaimed for two years after the date upon which that payment has become due. After payment to LyondellBasell, LYB International Finance, LYB International Finance II or LYB International Finance III, holders entitled to the money must look to LyondellBasell, LYB International Finance, LYB International Finance II or LYB International Finance III, as the case may be, for payment. In that case, all liability of the trustee or paying agent with respect to that money will cease.
Book-Entry Debt Securities.   The debt securities of a series may be issued in the form of one or more global debt securities that would be deposited with a depositary or its nominee identified in the prospectus supplement. Global debt securities may be issued in either temporary or permanent form. We will describe in the prospectus supplement the terms of any depositary arrangement and the rights and limitations of owners of beneficial interests in any global debt security.
Ranking.   The debt securities will constitute senior debt of LyondellBasell, LYB International Finance, LYB International Finance II or LYB International Finance III, as applicable, and will rank equally with all of the other series of debt securities issued under the applicable indenture and will rank senior to all series of subordinated securities issued by them and outstanding from time to time.

Restrictive Covenants.   Each of the indentures contains restrictions on the activities of LyondellBasell and its subsidiaries for the benefit of holders of the debt securities. The restrictive covenants summarized below will apply to a series of debt securities (unless waived or amended) as long as any of those debt securities are outstanding, unless the prospectus supplement for the series states otherwise. We have used in this summary description of the restrictive covenants the capitalized terms that we have defined below under “Glossary.”
Limitation on Liens
Each indenture provides that LyondellBasell will not, nor will it permit any subsidiary to, create, incur, issue, assume or guarantee any Debt secured by a Lien of or upon any Principal Property or Capital Stock of any subsidiary that directly owns any Principal Property, whether such Principal Property or Capital Stock is owned as of the date of issuance of the applicable debt securities or thereafter acquired, without in any such case making or causing to be made effective provision (and LyondellBasell covenants that in any such case it shall make or cause to be made effective provision) whereby the debt securities (together with, if LyondellBasell shall so determine, any other Debt created, incurred, issued, assumed or guaranteed by LyondellBasell or any subsidiary then existing or thereafter created) shall be secured by such Lien equally and ratably with (or, at the option of LyondellBasell, prior to) such Debt, so long as such Debt shall be so secured. The foregoing restrictions will not, however, apply to Debt secured by Permitted Liens.
In addition, LyondellBasell or any subsidiary may, without equally and ratably securing the debt securities, issue, assume or guarantee Debt that would otherwise be subject to the foregoing restrictions, if at the time of such issuance, assumption or guarantee, after giving effect thereto and to the retirement of any Debt which is concurrently being retired, the aggregate amount of all such Debt secured by Liens which would otherwise be subject to such restriction (other than any Debt secured by Liens permitted as described under clauses (1) through (7) of the definition of Permitted Liens) plus the aggregate amount of all Attributable Debt of LyondellBasell and any of its subsidiaries in respect of Sale and Lease-Back Transactions (with the exception of such transactions which are permitted pursuant to clauses (1) and (2) of the first sentence of the first paragraph under “— Limitation on Sale / Lease-Back Transactions”, below) does not exceed 15% of Consolidated Net Tangible Assets of LyondellBasell.
Limitation on Sale / Lease-Back Transactions
LyondellBasell will not, and will not permit any of its subsidiaries to, enter into any Sale and Lease-Back Transaction with respect to any Principal Property unless,
(1)   LyondellBasell or such subsidiary would (at the time of entering into such arrangement) be entitled pursuant to clause (1) or (6) of the definition of Permitted Liens, without equally and ratably securing the debt securities, to create, issue, assume or guarantee Debt secured by a Lien on such Principal Property; or
(2)   LyondellBasell or such subsidiary shall apply, within 180 days of the effective date of any such arrangement, an amount not less than the greater of (x) the net proceeds of the sale of such Principal Property or (y) the fair market value (as determined by the Board of Directors of LyondellBasell) of such Principal Property to either the prepayment or retirement (other than any mandatory prepayment or retirement) of Debt incurred or assumed by LyondellBasell or any subsidiary (other than indebtedness owned by LyondellBasell or any subsidiary) which by its terms matures at or is extendible or renewable at the option of the obligor to a date more than twelve months after the date of the creation of such Debt, or to the acquisition, construction or improvement of a manufacturing plant or manufacturing facility; or
(3)   the Attributable Debt of LyondellBasell and its subsidiary in respect of such Sale and Lease-Back Transaction and all other Sale and Lease-Back Transactions entered into after the Issue Date (other than any such Sale and Lease-Back Transaction as would be permitted as described in clauses (1) and (2) of this covenant), plus the aggregate principal amount of Debt secured by Liens then outstanding (not including any such Debt secured by Liens described in clauses (1) through (7) of the definition of Permitted Liens) which do not equally and ratably secure the debt securities (or secure debt securities on a basis that is prior to other Debt secured thereby) would not exceed 15% of Consolidated Net Tangible Assets of LyondellBasell.
Glossary
“Attributable Debt” in respect of a Sale and Lease-Back Transaction means, as of any particular time, the present value (discounted at the rate of interest implicit in the terms of the lease involved in such Sale and Lease-Back Transaction, as determined in good faith by LyondellBasell) of the obligation of the lessee thereunder for rental payments (excluding, however, any amounts required to be paid by such lessee, whether or not designated as rent or additional rent, on account of maintenance and repairs, insurance, taxes, assessments, water rates or similar charges or any amounts required to be paid by such lessee thereunder contingent upon the amount of sales, maintenance and repairs, insurance, taxes, assessments, water rates or similar charges) during the remaining term of such lease (including any period for which such lease has been extended or may, at the option of the lessor, be extended).
“Capital Stock” means:
(1)   in the case of a corporation, capital stock or shares;
(2)   in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock;
(3)   in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and
(4)   any other interest or participation that confers on a person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing person.
“Consolidated EBITDA” means, for any period, the consolidated operating income plus consolidated depreciation, amortization and other non-cash charges and losses and minus consolidated non-cash credits, gains and income, in each case of LyondellBasell and its subsidiaries for such period; it being understood that such amounts may be determined on a combined basis for a disposed group.
“Consolidated Net Tangible Assets” means the Total Assets of LyondellBasell and its subsidiaries less goodwill and intangibles (other than intangibles arising from, or relating to, intellectual property, licenses or permits (including, but not limited to, emissions rights) of LyondellBasell and its subsidiaries), in each case calculated in accordance with GAAP, provided, that in the event that LyondellBasell or any of its subsidiaries assumes or acquires any assets in connection with the acquisition by LyondellBasell and its subsidiaries of another person subsequent to the commencement of the period for which the Consolidated Net Tangible Assets is being calculated but prior to the event for which the calculation of the Consolidated Net Tangible Assets is made, then the Consolidated Net Tangible Assets shall be calculated giving pro forma effect to such assumption or acquisition of assets, as if the same had occurred at the beginning of the applicable period.
“Debt” means any indebtedness for borrowed money.
“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, as in effect from time to time. At any time after the Issue Date with respect to a series of debt securities, LyondellBasell may irrevocably elect to apply International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board in lieu of GAAP and, upon any such election, references in the indentures to GAAP shall thereafter be construed to mean IFRS as in effect from time to time. LyondellBasell shall give notice of any such election to the trustee.
“Issue Date” means, with respect to debt securities of a series, the first date on which the debt securities of such series are originally issued under the applicable indenture.

“Lien” means any mortgage, security interest, pledge or lien.
“Permitted Liens” means:
(1)   Liens of or upon any property acquired, leased, constructed or improved by, or of or upon any shares of Capital Stock or Debt acquired by, LyondellBasell or any subsidiary (i) to secure the payment of all or any part of the purchase price of such property, shares of Capital Stock or Debt upon the acquisition thereof by LyondellBasell or any subsidiary, or (ii) to secure any Debt issued, assumed or guaranteed by LyondellBasell or any subsidiary prior to, at the time of, or within one year after (A) in the case of property, the later of the acquisition, lease, completion of construction (including any improvements on existing property) or commencement of commercial operation of such property or (B) in the case of shares of Capital Stock or Debt, the acquisition of such shares of Capital Stock or Debt, which Debt is issued, assumed or guaranteed for the purpose of financing or refinancing all or any part of the purchase price of such property, shares of Capital Stock or Debt and, in the case of property, the cost of construction thereof or improvements thereon;
(2)   Liens of or upon any property, shares of Capital Stock or Debt existing at the time of acquisition thereof by LyondellBasell or any subsidiary;
(3)   Liens of or upon any property of a corporation existing at the time such corporation is merged with or into or consolidated with LyondellBasell or any subsidiary or existing at the time of a sale or transfer of the properties of a corporation as an entirety or substantially as an entirety to LyondellBasell or any subsidiary;
(4)   Liens of or upon (A) any property of, or shares of Capital Stock or Debt of, a person existing at the time such person becomes a subsidiary or (B) any shares of Capital Stock or Debt of a joint venture;
(5)   Liens to secure Debt of any subsidiary to LyondellBasell or to another subsidiary;
(6)   Liens in favor of the United States of America or any State thereof, or any department, agency or instrumentality or political subdivision of the United States of America or any State thereof, or in favor of any other country or political subdivision, to secure partial, progress, advance or other payments pursuant to any contract or statute or to secure any Debt incurred or guaranteed for the purpose of financing or refinancing all or any part of the purchase price of the property, shares of Capital Stock or Debt subject to such Liens, or the cost of constructing or improving the property subject to such Liens (including, without limitation, Liens incurred in connection with pollution control, industrial revenue or similar financings); and
(7)   any extension, renewal or replacement (or successive extensions, renewals or replacements) in whole or in part of any Lien existing on the Issue Date or any Lien referred to in the foregoing clauses (1) through (6), inclusive; provided, however, that the principal amount of Debt secured thereby shall not exceed the principal amount of Debt so secured at the time of such extension, renewal or replacement, and that such extension, renewal or replacement shall be limited to all or a part of the property (plus improvements and construction on such property), shares of Capital Stock or Debt which was subject to the Lien so extended, renewed or replaced.
“Principal Property” means any single refinery, any single manufacturing plant or any single parcel of real estate, in each case owned by LyondellBasell or any of its subsidiaries, the net book value of which on the date as of which the determination is being made exceeds 1% of Consolidated Net Tangible Assets, other than any such refinery, manufacturing plant or parcel of real estate that, in the opinion of the Board of Directors of LyondellBasell, is not of material importance to the business conducted by LyondellBasell and its subsidiaries as a whole.
“Sale and Lease-Back Transaction” means the leasing by LyondellBasell or any subsidiary of any Principal Property, whether owned on the Issue Date or acquired after such date (except for temporary leases for a term, including any renewal term, of up to three years and except for leases between LyondellBasell and any subsidiary or between subsidiaries), which Principal Property has been or is to be sold or transferred by LyondellBasell or such subsidiary to any party with the intention of taking back a lease of such Principal Property.

“Total Assets” means the total consolidated assets of LyondellBasell and its subsidiaries, without giving effect to any amortization of the amount of intangible assets since the Issue Date as shown on the most recent quarterly balance sheet of LyondellBasell, determined on a consolidated basis according to GAAP.
DESCRIPTION OF GUARANTEES
Guarantee of LYB International Finance, LYB International Finance II and LYB International Finance III Debt Securities
LyondellBasell will fully and unconditionally guarantee on a senior unsecured basis the full and prompt payment of the principal of, any premium and interest on, and any additional amounts which may be payable by LYB International Finance, LYB International Finance II and LYB International Finance III in respect of the debt securities issued by LYB International Finance, LYB International Finance II and LYB International Finance III, as applicable, when and as the payment becomes due and payable, whether at maturity or otherwise. The guarantees provide that in the event of a default in the payment of principal of, any premium and interest on, and any additional amounts which may be payable by LYB International Finance, LYB International Finance II or LYB International Finance III, as applicable, in respect of such debt securities, the holder of the debt securities may institute legal proceedings directly against LyondellBasell to enforce the guarantees without first proceeding against LYB International Finance, LYB International Finance II or LYB International Finance III, as applicable. The guarantees will rank equally with all of LyondellBasell’s other unsecured and unsubordinated debt from time to time outstanding.
Guarantee of LyondellBasell Debt Securities
LYB International Finance, LYB International Finance II and LYB International Finance III may fully and unconditionally guarantee LyondellBasell’s payment obligations under any series of debt securities issued by LyondellBasell. If a series of debt securities is so guaranteed, LYB International Finance, LYB International Finance II and LYB International Finance III, as applicable, will execute a separate guarantee agreement or a supplemental indenture as evidence of its guarantee. We will provide the specific terms of any such guarantee in the applicable prospectus supplement.
DESCRIPTION OF OTHER SECURITIES
We will set forth in the applicable prospectus supplement a description of any warrants or units that may be offered pursuant to this prospectus.

PLAN OF DISTRIBUTION
We or any selling securityholder may sell the securities from time to time:
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through agents,

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to or through underwriters,

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through broker-dealers (acting as agent or principal),

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directly by us or a selling securityholder to purchasers, through a specific bidding or auction process or otherwise,

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through a combination of any such methods of sale, or

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through any other methods described in a prospectus supplement.

We will identify the specific plan of distribution, including any agents, underwriters, broker-dealers or direct purchasers and their compensation in the applicable prospectus supplement.
SELLING SECURITYHOLDERS
Information about selling securityholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment, or in filings we make with the SEC under the Exchange Act that are incorporated by reference.
LEGAL MATTERS
The validity of the ordinary shares, warrants and units in respect of which this prospectus is being delivered will be passed on for us by our Dutch counsel, De Brauw Blackstone Westbroek N.V., Amsterdam, The Netherlands, as to certain matters of Dutch law. The validity of the debt securities and guarantees in respect of which this prospectus is being delivered will be passed on for us by our U.S. counsel, Gibson, Dunn & Crutcher LLP, Houston, Texas.
EXPERTS
The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control Over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2020 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

$    % Guaranteed notes due 20
Fully and Unconditionally Guaranteed by
LyondellBasell Industries N.V.

Prospectus Supplement

Joint Book-Running Managers
ING
Morgan Stanley
                 , 2023